                           SCHEDULE 14A INFORMATION


               Proxy Statement Pursuant to Section 14(a) of the
                     Securities and Exchange Act of 1934


Filed by the Registrant                      [x]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[x]  Preliminary Proxy Statement

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ] Soliciting Material Pursuant to (section) 240.14a-11(c) or (section) 240.14a-12


                         Allegheny Ludlum Corporation
                        ------------------------------
               (Name of Registrant as Specified In Its Charter)


                         Allegheny Ludlum Corporation
                        ------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[x]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
     14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:


     2)   Aggregate number of securities to which transaction applies:


     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1/


     4)   Proposed maximum aggregate value of transaction:

/1/ Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:


     2)   Form, Schedule or Registration Statement No.:


     3)   Filing Party:


     4)   Date Filed:




MEM00668

                                                                PRELIMINARY COPY
                          ALLEGHENY LUDLUM CORPORATION
                               1000 SIX PPG PLACE
                      PITTSBURGH, PENNSYLVANIA 15222-5479

                                   NOTICE OF
                      1994 ANNUAL MEETING OF SHAREHOLDERS
                              AND PROXY STATEMENT

                              FRIDAY, MAY 20, 1994
                           11:00 A.M. PITTSBURGH TIME
                        ROOM 1000 AUDITORIUM, 10TH FLOOR
                             TWO MELLON BANK CENTER
                             (UNION TRUST BUILDING)
                                435 FIFTH AVENUE
                            PITTSBURGH, PENNSYLVANIA

- --------------------------------------------------------------------------------

TABLE OF CONTENTS                                                           PAGE

Letter from the Chairman of the Board..........................................1
Notice of Annual Meeting of Shareholders.......................................2
Proxy Statement................................................................3
     The Board of Directors....................................................4
     Election of Directors.....................................................7
     Increase in Authorized Common Stock......................................10
     Approval of Stock Acquisition and Retention Plan.........................11
     Ratification of Selection of Independent Auditors........................15
     Other Information........................................................15
     Exhibit A--Amendment of Restated Articles of Incorporation..............A-1
     Exhibit B--Allegheny Ludlum Corporation Stock Acquisition
                 and Retention Plan..........................................B-1
- --------------------------------------------------------------------------------

                               [RPS LETTERHEAD]

R. P. Simmons
Chairman of the Board

                                                                  March   , 1994

Dear Shareholder:

     We are pleased to invite you to attend Allegheny Ludlum's 1994 Annual Meeting to be held on Friday, May 20, in Pittsburgh, Pennsylvania. The meeting will begin with a discussion and voting on the matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement followed by a report on Company operations. I urge you to attend.

     If you plan to attend the meeting, please complete and return the enclosed postage-paid ticket request card. An admission ticket, which will expedite your admission to the meeting, will be mailed to you prior to the meeting.

     Whether you own few or many shares and whether or not you plan to attend the meeting, it is important that you vote your shares. Please promptly read the proxy statement and then complete, sign and return your proxy card in the enclosed postage-paid envelope. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the Directors' recommendations.

     We look forward to seeing as many of you as possible at the 1994 Annual Meeting.

                                          Sincerely,

                                          R. P. Simmons

                          ALLEGHENY LUDLUM CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 20, 1994

                               ------------------

     The Annual Meeting of the Shareholders of Allegheny Ludlum Corporation will be held on Friday, May 20, 1994 at 11:00 A.M., Pittsburgh Time, at the Room 1000 Auditorium, 10th Floor, Two Mellon Bank Center (Union Trust Building), 435 Fifth Avenue, Pittsburgh, Pennsylvania, for the following purposes:

          1. To elect five Class I directors to serve for a term of three years.

          2. To approve and adopt an amendment of Article Fifth of the Company's Restated Articles of Incorporation to increase the authorized Common Stock of the Company from 100,000,000 shares to 250,000,000 shares.

          3. To approve the Allegheny Ludlum Corporation Stock Acquisition and Retention Plan.

          4. To ratify the selection of Ernst & Young as independent auditors of the Company for fiscal year 1994.

          5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on March 11, 1994 are entitled to notice of and to vote at the meeting or any adjournment thereof.

                                              By order of the Board of Directors
                                                         JON D. WALTON
                                                     Vice President-General
                                                     Counsel and Secretary

Dated: March   , 1994

YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THE RETURN OF THE ENCLOSED PROXY CARD WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY OR TO VOTE IN PERSON SHOULD YOU ATTEND THE MEETING.

                          ALLEGHENY LUDLUM CORPORATION
                               1000 SIX PPG PLACE
                           PITTSBURGH, PA 15222-5479

                                PROXY STATEMENT

     This proxy statement and the accompanying proxy card are being mailed
beginning on or about March   , 1994 to shareholders in connection with the
solicitation of proxies by the Board of Directors of Allegheny Ludlum Corporation (the "Company") for use at the 1994 Annual Meeting of Shareholders to be held on May 20, 1994.

     Shareholders whose names appeared of record on the books of the Company at the close of business on March 11, 1994 will be entitled to notice of and to vote at the meeting. On the record date for the meeting, there were shares of Common Stock of the Company outstanding and entitled to vote. Each share of Common Stock is entitled to one vote per share on each matter properly brought before the meeting. Shares can be voted at the meeting only if the shareholder is present in person or is represented by proxy.

     When your proxy card is returned properly signed, the shares represented will be counted for quorum purposes and will be voted in accordance with your instructions. You can specify your choices by marking the appropriate boxes on the proxy card. Unless contrary instructions are indicated on your proxy card, the shares will be voted as recommended by the Board of Directors. You may revoke your proxy, by written notice to the Company's Secretary, at any time before it is voted at the meeting.

     Your vote is important; therefore, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the meeting. If you do attend, you may still vote by ballot at the meeting which will automatically cancel any previously given proxy card. If you are planning to attend the meeting in person, please complete and return the enclosed postage-paid ticket request card promptly so that we can mail your admission ticket. Shareholders without admission tickets will be admitted upon verification of ownership.

     Proxy cards, ballots and voting tabulations that identify individual shareholders are normally available for examination only by the Judge of Election, the Company's Secretary and certain employees associated with processing proxy cards and tabulating the vote. The Company does not disclose the vote of any shareholder except as may be necessary to meet legal requirements.

     The trustee of the Allegheny Ludlum Retirement Savings Plan, the Savings and Security Plan of the Company's Tubular Products Division, the Savings and Security Plan of the Company's Special Materials Division and the Personal Retirement Account Plan (collectively, the "Company's Savings Plans") has the sole right to exercise all rights relating to Common Stock held for participants in such Plans. Participants have the right, however, to direct the trustee as to the manner in which voting and other rights will be exercised with respect to the full number of shares of Common Stock allocated to their accounts and shown on the voting instruction cards which they will receive from the Plan Administrator. The trustee will vote shares for which no participant instructions are received in the same proportion as shares for which participant instructions have been received. The trustee will exercise its sole discretion in voting or not voting fractional shares.

     If a shareholder is a participant in the Company's Automatic Dividend Reinvestment Service for Shareholders, the proxy card represents the number of full shares in the participant's dividend reinvestment service account on the record date, as well as shares registered in the participant's name.

     The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made primarily by mail or by facsimile, but regular employees of the Company may solicit proxies personally or by telephone.

     Brokers, banks and other nominee holders will be requested to obtain voting instructions of beneficial owners of stock registered in their names. Shares represented by a duly completed proxy card submitted by a nominee holder on behalf of beneficial owners will be counted for quorum purposes, and will be voted to the extent instructed by the nominee holder on the proxy card. The rules applicable to a nominee holder may preclude it from voting the shares that it holds on certain kinds of proposals unless it receives voting instructions from the beneficial owners of the shares (sometimes referred to as "broker non-votes"). If a nominee holder fails to vote a beneficial owner's shares on a particular proposal, the shares will not be counted as having been voted for or against the proposal.

     The Company's fiscal year ends on the Sunday nearest to December 31 in each year. References in this proxy statement to fiscal years 1993, 1992 and 1991 mean, respectively, the fiscal years ended January 2, 1994, January 3, 1993 and December 29, 1991.

     All numbers of shares of Common Stock and per share amounts have been adjusted to reflect the 2-for-1 stock split effected on July 1, 1993.

                             THE BOARD OF DIRECTORS

     The business and affairs of the Company are managed under the direction of the Board of Directors as provided in the By-Laws of the Company and the laws of the Commonwealth of Pennsylvania. The Board is not, however, involved in day-to-day operating details. Members of the Board are kept informed of the Company's business through discussions with the Chairman of the Board, the President and Chief Executive Officer and other members of senior management and the other officers and managers of the Company, by reviewing analyses and reports sent to them, and by participating in Board and committee meetings. In fiscal year 1993, regular meetings of the Board were held seven times. Special meetings are scheduled when required; one was held in 1993. Attendance by directors at meetings of the Board and of committees averaged 95 percent; all directors attended at least 75 percent of the meetings of the Board and of the committees on which they served except James E. Rohr.

     The Board of Directors presently consists of thirteen members, nine of whom are neither officers nor employees of the Company or any of its subsidiaries. Under the By-Laws of the Company, the Board has the power to fix the number of directors and to fill vacancies from time to time by resolution, but there may not be less than three directors. No person may be serve as a director of the Company after he becomes seventy-one years of age, but a person who becomes seventy-one years of age may complete the term for which he was elected before he became seventy-one years of age.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has established four standing committees: the Executive Committee, the Audit and Finance Committee, the Personnel and Compensation Committee, and the Technology and Information Systems Committee.

EXECUTIVE COMMITTEE

     The Executive Committee has broad powers to act on behalf of the full Board of Directors, subject to certain limitations set forth in the By-Laws. In practice, the Executive Committee acts when emergency issues or scheduling problems make it difficult to convene a meeting of all directors and on specific matters referred to the Committee by the Board of Directors. All actions taken must be reported at the Board's next meeting. The Executive Committee acted four times during fiscal year 1993. The members of the Executive Committee are Richard P. Simmons, Robert P. Bozzone, C. Fred Fetterolf, Thomas Marshall and Charles J. Queenan, Jr.

AUDIT AND FINANCE COMMITTEE

     The Audit and Finance Committee is comprised of four directors, none of whom is an employee of the Company.

     Among its principal audit functions, the Committee:

       - Recommends to the Board of Directors the appointment of the independent accountants for the coming year.

       - Reviews the scope, general extent and proposed fees of the annual audit plan and other activities of the independent accountants and the audit plan of the internal auditors.

       - Reviews with management and the independent accountants, upon completion of the annual audit, the financial statements and related reports for their adequacy and compliance with generally accepted accounting, reporting and disclosure principles.

       - Evaluates the effectiveness of the Company's internal and external audit efforts, accounting and financial controls, policies and procedures and business ethics policies and practices through a review of reports by, and at regular meetings with, the internal and external auditors and with management, as appropriate.

     Among its principal finance functions, the Committee:

       - Reviews and evaluates proposed bank credit agreements and other major financial proposals.

       - Reviews and evaluates Company relationships with banks and other financial institutions.

       - Reviews and makes recommendations to the Board of Directors concerning policies with respect to dividends, capital structure and authorized stock.

     The independent auditors have full and free access to the Committee and meet with it, with or without management being present, to discuss all appropriate matters. The present members of the Audit and Finance Committee are Paul S. Brentlinger, C. Fred Fetterolf, W. Craig McClelland and James E. Rohr. The Committee met three times in fiscal year 1993.

PERSONNEL AND COMPENSATION COMMITTEE

     The Personnel and Compensation Committee is composed of Charles J. Queenan, Jr., C. Fred Fetterolf, Thomas Marshall and W. Craig McClelland, none of whom is an employee of the Company.
                                       5

See the "Board Compensation Committee Report on Executive Compensation" at page . The Committee held five meetings during fiscal year 1993.

     Among its principal duties, the Committee:

       - Makes recommendations to the Board of Directors concerning the membership of committees of the Board and general executive management organization matters.

       - Makes recommendations to the Board of Directors concerning compensation and benefits for employees who are also directors of the Company, consults with the Chief Executive Officer on compensation and benefit matters relating to other executive officers, and makes recommendations to the Board of Directors concerning compensation policies and procedures relating to executive officers generally.

       - Makes recommendations to the Board concerning policy matters relating to employee benefits and employee benefit plans.

       - Administers the Company's formal incentive compensation plans, including the Performance Share Plan for Key Employees and the 1987 Stock Option Incentive Plan, and the Director Share Incentive Plan.

TECHNOLOGY AND INFORMATION SYSTEMS COMMITTEE

     The Technology and Information Systems Committee is composed of Richard K. Pitler, Paul S. Brentlinger, George W. Tippins and Steven C. Wheelwright. It is concerned with the impact of technologies which do or could materially affect the success of the Company. The Committee is also responsible for assessing the technical capabilities of the Company and making recommendations to the Board of Directors concerning priorities, asset deployment or other matters relevant to the technical activities of the Company. In 1993, the functions and responsibilities of the Committee were expanded to include matters relevant to the Company's information systems. The Committee held one meeting in fiscal year 1993.

COMPENSATION OF DIRECTORS

     In 1993, directors who are not employees of the Company were paid an annual fee of $22,000, $1,000 for attendance at each meeting of the Board of Directors and $1,000 for attendance at each meeting of a committee of the Board on which they served. The Chairman of each committee received an annual fee of $2,000. Each non-employee director also participates automatically in the Director Share Incentive Plan (the "Incentive Plan"). The Incentive Plan, which was approved by the Company's shareholders at the 1993 Annual Meeting, is intended as an incentive to encourage such directors to increase their stock ownership and proprietary interest in the Company and to continue as directors of the Company, as well as to attract individuals of outstanding ability to serve as non-employee directors of the Company. Under the Incentive Plan, on May 21, 1993 and thereafter on the first business day of each calendar year, each non-employee director becomes entitled to receive a number of shares of Common Stock (rounded to the nearest whole share) with a fair market value on such date equal to $5,000. Pursuant to this Plan, on May 21, 1993, each non-employee director received 230 shares of Common Stock.

     In order to continue to attract and retain outside directors of exceptional ability, the Company maintains a Fee Continuation Plan for Non-Employee Directors (the "Fee Continuation Plan").
                                       6

Under the Fee Continuation Plan, benefits will be payable to a person who serves as a non-employee director for a period of five years or more after May 8, 1987 and who retires from service as a director because of the age limitation established by the Company's By-Laws or because of death, disability or other circumstances specified in the Plan. The benefit will be an amount equal to the annual fee for directors in effect immediately prior to the participant's cessation of service as a director and will continue at the rate of one year of benefit for each year of the participant's credited service as a director (as defined in the Fee Continuation Plan) up to a maximum of ten years.

                             ELECTION OF DIRECTORS
                             (ITEM A ON PROXY CARD)

     Pursuant to the Company's Restated Articles of Incorporation, the members of the Board of Directors are divided into three classes. Each class is to consist, as nearly as may be possible, of one-third of the whole number of the Board. The term of the Class I directors expires at the 1994 Annual Meeting of Shareholders. The terms of the Class II and Class III directors will expire at the 1995 and 1996 Annual Meetings of Shareholders, respectively. At each Annual Meeting the directors elected to succeed those whose terms expire are identified as being of the same class as the directors they succeed and are elected for a term to expire at the third Annual Meeting of Shareholders after their election and until their successors are duly elected and qualified. A director elected to fill a vacancy is elected to the same class as the director he succeeds, and a director elected to fill a newly created directorship holds office until the next election of the class to which such director is elected.

     The five incumbent Class I directors are nominees for election this year for a three-year term expiring at the 1997 Annual Meeting. In the election, the five persons who receive the highest number of votes actually cast will be elected. Broker non-votes will not be treated as votes cast. The proxies named in the proxy card intend to vote for the election of the five Class I nominees listed below unless otherwise instructed. If you do not wish your shares to be voted for a particular nominee, you must identify the exception in the appropriate space provided on the proxy card, in which event your shares will be voted for the other listed nominees. If any nominee becomes unable to serve, the proxies may vote for another person designated by the Board of Directors or the Board may reduce the number of directors. The Company has no reason to believe that any nominee will be unable to serve.

     Shareholders may vote cumulatively in the election of directors, meaning that every shareholder has the right to multiply the number of votes to which the shareholder is entitled by the total number of directors to be elected and to cast the whole number of such votes for one nominee or distribute them among any two or more nominees. The persons named in the proxy cards will allocate the cumulated votes represented by the proxy cards in the manner they deem proper in their best judgment. A shareholder wishing to allocate the shareholder's vote in a particular manner must be present at the meeting and vote by ballot.

     Of the thirteen incumbent directors, four are current officers of the Company and the remaining nine have high level executive or professional experience in a wide variety of businesses or professions. A brief statement of the background of each nominee and each continuing Class II and Class III director, including their principal occupations during the past five years, is given on the following pages.

                    NOMINEES FOR DIRECTOR--TERM EXPIRES 1997
                                    CLASS I

ARTHUR H. ARONSON                                 Arthur H. Aronson is Executive Vice President of the
Executive Vice President and                      Company. He has also served as Chief Operating Officer since
Chief Operating Officer of the Company            1990.
Director since 1990
Age: 58

W. CRAIG MCCLELLAND                               W. Craig McClelland is President and Chief Operating Officer
President and Chief Operating Officer,            of Union Camp Corporation, a manufacturer of paper products.
Union Camp Corporation                            Prior to 1989, he was Executive Vice President of Union
Director since 1987                               Camp. He is also a director of Union Camp Corporation,
Age: 59                                           Quaker State Corporation and PNC Bank Corp. Mr. McClelland
                                                  is a member of the Audit and Finance Committee and of the
                                                  Personnel and Compensation Committee.

RICHARD K. PITLER                                 Richard K. Pitler performs private consulting work. At his
Former Senior Vice President and                  retirement in 1986, Dr. Pitler was Senior Vice President and
Technical Director of the Company                 Technical Director of the Company. He is Chairman of the
Director since 1981                               Technology and Information Systems Committee.
Age: 66

JAMES E. ROHR                                     James E. Rohr has been President of PNC Bank Corp. since
President,                                        1992. He also serves as President and Chief Executive
PNC Bank Corp.                                    Officer of its Pennsylvania bank, PNC Bank, National
Director since 1988                               Association. Previously, Mr. Rohr held other executive
Age: 45                                           positions with the bank and the holding company. Mr. Rohr
                                                  is also a director of PNC Bank Corp. and Sallie Mae (Student
                                                  Loan Marketing Association). He is a member of the Audit and
                                                  Finance Committee.

GEORGE W. TIPPINS                                 George W. Tippins is Chairman of Tippins Incorporated, a
Chairman,                                         privately owned company engaged primarily in the design,
Tippins Incorporated                              engineering and construction of rolling mills for the
Director since 1980                               steel industry. Mr. Tippins is a member of the Technology
Age: 68                                           and Information Systems Committee.

                    CONTINUING DIRECTORS--TERM EXPIRES 1995
                                    CLASS II

PAUL S. BRENTLINGER                               Paul S. Brentlinger is a General Partner in Morgenthaler
General Partner,                                  Ventures, a venture capital group headquartered in
Morgenthaler Ventures                             Cleveland, Ohio. He is also a director of Ferro Corporation.
Director since 1987                               Mr. Brentlinger is Chairman of the Audit and Finance
Age: 66                                           Committee and a member of the Technology and Information
                                                  Systems Committee.

THOMAS MARSHALL                                   Thomas Marshall is Chairman and Chief Executive Officer of
Chairman and Chief Executive Officer,             Aristech Chemical Corporation, a privately owned company
Aristech Chemical Corporation                     engaged primarily in the manufacture of chemical and polymer
Director since 1988                               products. He is also a director of PNC Bank Corp. Mr.
Age: 65                                           Marshall is a member of the Executive Committee and of the
                                                  Personnel and Compensation Committee.

JAMES L. MURDY                                    James L. Murdy is Senior Vice President-Finance and Chief
Senior Vice President-Finance and                 Financial Officer of the Company. Mr. Murdy is also a
Chief Financial Officer of the Company            director of United Meridian Corporation.
Director since 1988
Age: 55

CHARLES J. QUEENAN, JR.                           Charles J. Queenan, Jr. is a partner of Kirkpatrick &
Partner,                                          Lockhart, outside attorneys for the Company. Mr. Queenan is
Kirkpatrick & Lockhart                            also a director of Crane Co., Fansteel, Inc. and Medusa
Director since 1980                               Corporation. He is Chairman of the Personnel and
Age: 63                                           Compensation Committee and a member of the Executive
                                                  Committee.

                    CONTINUING DIRECTORS--TERM EXPIRES 1996
                                   CLASS III

ROBERT P. BOZZONE                                 Robert P. Bozzone is President of the Company.
President and Chief Executive Officer             He has also served as Chief Executive Officer
  of the Company                                  since 1990. Previously, he served as Chief
Director since 1981                               Operating Officer of the Company. Mr. Bozzone
Age: 60                                           is also a director of DQE Inc., whose principal
                                                  subsidiary is Duquesne Light Company, an electric
                                                  utility. Mr. Bozzone is a member of the
                                                  Executive Committee.

C. FRED FETTEROLF                                 C. Fred Fetterolf was President and Chief
Former President and Chief Operating Officer,     Operating Officer of Aluminum Company of America
  Aluminum Company of America                     prior 1985 to 1991. He is also a director of
Director since 1987                               Mellon Bank Corporation, Union Carbide
Age: 65                                           Corporation, Praxair, Inc. and Quaker State
                                                  Corporation. Mr. Fetterolf is a member of the
                                                  Audit and Finance Committee, of the Personnel
                                                  and Compensation Committee and of the Executive
                                                  Committee.

RICHARD P. SIMMONS                                Richard P. Simmons is Chairman of the
Chairman of the Board of the Company              Board of the Company. He was also
Director since 1980                               Chief Executive Officer of the Company
Age: 62                                           until 1990. Mr. Simmons is also a director of
                                                  PNC Bank Corp., USAir Group, Inc., and
                                                  Consolidated Natural Gas Co. Mr. Simmons is
                                                  Chairman of the Executive Committee.

STEVEN C. WHEELWRIGHT                             Steven C. Wheelwright is a Professor of
Professor of Business Administration,             Business Administration at the Harvard
  Harvard University                              University Graduate School of Business
Director since 1988                               Administration. He is also a director of TJ
                                                  International Corporation and Quantum
                                                  Corporation. Mr. Wheelwright is a member of the
                                                  Technology and Information Systems Committee.

             PROPOSAL TO INCREASE AUTHORIZED SHARES OF COMMON STOCK
                             (ITEM B ON PROXY CARD)

     The Board of Directors has proposed that the Company's Restated Articles of Incorporation be amended to increase the number of authorized shares of Common Stock, $0.10 par value per share, from 100,000,000 shares to 250,000,000 shares. The proposed amendment is attached to this Proxy Statement as Exhibit A. The Board of Directors believes that the increase in shares is necessary to ensure that the Company has a sufficient number of authorized but unissued shares of Common Stock available for corporate purposes, including stock dividends or distributions, equity financing and possible acquisitions of businesses.

     In 1993, the Board of Directors declared a two-for-one stock split, distributed on July 1, 1993 in the form of a stock dividend, and completed its acquisition of Jessop Steel Company. In connection with these transactions, the Company issued 39,015,809 shares of Common Stock. Giving effect to these
transactions, as of the close of business on March   , 1994,           shares of
Common Stock were issued and outstanding. In addition,           shares were
reserved for issuance for conversion of the Company's Convertible Subordinated Debentures, or issuance pursuant to the Company's 1987 Stock Option Incentive Plan. Performance Share Plan for Key Employees and Director Share Incentive
Plan, leaving a total of           shares unreserved.

     Authorized but unissued shares of Common Stock are generally available for future issuance at the discretion of the Board of Directors. No further shareholder authorization will be required, except as provided under Pennsylvania law or the rules of any national securities exchange on which shares of
                                       10

Common Stock may be listed. At the present time, the Common Stock is listed on the New York Stock Exchange. Holders of Common Stock have no preemptive rights.

     The Company currently has no plans to issue any additional shares of Common Stock other than the shares of Common Stock that previously have been reserved for issuance as described above and shares of Common Stock to be issued under the Allegheny Ludlum Corporation Stock Acquisition and Retention Plan described below.

     The amendment to the Company's Restated Articles of Incorporation increasing the number of authorized shares of Common Stock from 100,000,000 to 250,000,000, if adopted, would become effective upon the filing with the Department of State of the Commonwealth of Pennsylvania of Articles of Amendment, which filing is expected to take place shortly after the shareholders approve the amendment. There will be no change in the number of authorized shares of preferred stock, which is 50,000,000 shares.

     The affirmative vote of the holders of a majority of the votes cast by all shareholders entitled to vote at the meeting is required to authorize the amendment. Abstentions and broker non-votes will not be counted as votes cast.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSED INCREASE IN THE AUTHORIZED SHARES OF COMMON STOCK.

              PROPOSAL TO APPROVE THE ALLEGHENY LUDLUM CORPORATION
                      STOCK ACQUISITION AND RETENTION PLAN
                             (ITEM C ON PROXY CARD)

     The Board of Directors has adopted the Allegheny Ludlum Corporation Stock Acquisition and Retention Plan (the "Stock Plan"), attached to this Proxy Statement as Exhibit B, subject to approval by the shareholders.

     Overview. The Stock Plan is based on the Company's belief that ownership of Common Stock by officers contributes to strong management by further aligning the interests of management with those of the shareholders of the Company. The Stock Plan is intended to provide participating officers with an opportunity to purchase additional shares of Common Stock from the Company and an incentive to retain ownership of such purchased shares and/or other shares already owned or otherwise acquired by them. It provides the incentive by offering participants an opportunity to receive grants of restricted shares of Common Stock which will vest only if the participants retain the shares that are purchased under the Plan and/or other shares already owned or otherwise acquired by the participants that are designated by them as subject to the Plan.

     The Stock Plan has two components:

          (1) The stock acquisition feature of the Plan enables participants to increase their proprietary interest in the Company by purchasing additional shares of Common Stock directly from the Company. Such purchases will be at the market price, and the price will be paid in cash or by a promissory note. The participant will not incur brokerage fees in the acquisition.

          (2) The stock retention feature of the Stock Plan involves the grant of restricted stock to participants. One share of restricted stock will be granted for each two shares purchased under the Plan. In addition, one restricted share will be granted for each two shares already owned
                                      11
     by the participant that are designated as subject to the Plan. In general, the restricted shares will vest only if the participant continues to hold the underlying purchased or designated shares for a period of at least five years. A maximum of 1 million shares will be available for issuance under the Stock Plan.

     Plan Provisions. Participation in the Stock Plan will be limited to officers of the Company at the level of Vice President or higher. The Personnel and Compensation Committee will have the sole discretion to determine which of such officers will be eligible to participate in the Plan in any particular year. Participation by eligible officers will be completely voluntary. It is anticipated that employees who were shareholders of the Company before the Company became publicly owned, including Messrs. Bozzone and Simmons, will not be eligible to participate in the Stock Plan. Presently, the Company has ten officers of the Company at the level of Vice President or higher, excluding Messrs. Bozzone and Simmons. Among those included are Messrs. Aronson and Murdy, both of whom are executive officers and directors of the Company.

     If an officer is designated as eligible to participate in the Stock Plan during a year, the officer may, at his discretion, file one or more elections ("purchase notices") during that year to purchase shares of Common Stock from the Company. A purchase notice is irrevocable and must set forth the dollar amount that the participant desires to apply toward the purchase price of the shares.

     Although purchase notices may be filed at any time, there will be only four purchase dates each year. These dates will occur on the business day following the close of each quarterly window period. The window periods are each of the four 10-day periods each year which begin on the third business day following the Company's release of its quarterly or annual summary statements of sales and earnings and which end on the twelfth business day following that date.

     The purchase price for each share will equal the average trading price of the Common Stock during the window period that immediately precedes the purchase date. To determine the number of shares a participant has elected to purchase, the dollar amount set forth in the participant's purchase notice will be divided by the applicable purchase price per share.

     An officer that chooses to participate in the Stock Plan must deliver to the Company cash and/or a full recourse promissory note as payment for the purchase price of the purchased shares. The terms of the note will be as follows:

          (1) The principal amount of the note will equal the purchase price for the shares the participant elected to purchase, reduced by the amount of cash paid, if any.

          (2) Each note will have a term of not more than 10 years and will be secured by the shares of Common Stock being purchased with the note.

          (3) Interest will accrue on the note at a rate equal to the lesser of the average borrowing rate of the Company ( % as of March
       , 1994) and the prime lending rate of PNC Bank (  % as of March   ,
     1994), but will never be lower than the minimum rate necessary to avoid imputed interest under the applicable federal income tax rules.

          (4) No principal or interest will be due under the note during the first five years of its term, except that cash dividends paid on the purchased shares held as security for the note and on the related shares of restricted stock (described below) will be applied to pay accrued interest. Accrued but unpaid interest will be added to the principal of the note. After the first five years, level monthly payments of principal and interest will be due for the remaining term of the note. The note will be payable in full, however, if the participant's employment with the Company terminates, except, if the Personnel and Compensation Committee so provides, in the case of retirement. The note can be prepaid without penalty.

          (5) Principal and interest may be paid in cash or by the delivery of shares of Common Stock of equivalent value.

     In addition to, or in lieu of, purchasing shares from the Company, a participant may designate shares of Common Stock acquired at any time outside the Stock Plan as subject to the Plan. The aggregate value of the shares purchased and designated by a participant under the Stock Plan in any year may not exceed the participant's gross annual salary.

     Under the Plan, one share of restricted stock will be granted for each two shares of Common Stock purchased or designated by the participant under the Stock Plan. From the date of issuance, the participant will be entitled to vote the shares of restricted stock and receive all dividends paid on the shares (subject, in the case of restricted stock issued with respect to shares purchased with a promissory note, to the obligation to apply cash dividends to pay interest on such promissory note). However, during the restriction period, the certificates representing shares of restricted stock will be held in custody by the Company.

     Unless the Personnel and Compensation Committee establishes a different period, the restriction period for restricted stock granted under the Stock Plan will be five years from the date the restricted shares are granted. Shares of restricted stock will not be transferable during the restriction period. Further, a participant's restricted stock will be forfeited if, during the restriction period, (1) the participant sells the related purchased shares or designated shares (other than to certain permitted transferees, consisting generally of certain members of the participant's family); (2) the participant's employment with the Company terminates (except in the limited circumstances described below); or (3) in the case of restricted stock issued with respect to purchased shares, the participant defaults on the related promissory note. Notwithstanding the foregoing, all forfeiture and transfer restrictions with respect to a participant's shares of restricted stock will lapse (a) in full, if the participant dies, becomes disabled, retires or is discharged without cause;
(b) in full, upon the occurrence of a "change of control" (as defined in the Stock Plan); or (c) in full or in part, under appropriate circumstances, as may be determined by the Personnel and Compensation Committee in its sole discretion.

     Federal Income Tax Consequences. There are no tax consequences to the Company or the participant from (1) the filing by the participant of a purchase notice under the Stock Plan; (2) the issuance of purchased shares in the name of the participant; (3) the pledge of the purchased shares to the Company as collateral for the promissory note used to purchase the shares; or (4) the designation by a participant of shares already owned by the participant as being subject to the Stock Plan. The participant may be able to take a tax deduction for interest paid on the note.

     Since the shares of restricted stock will be granted subject to transfer and forfeiture restrictions, initially the grant of the restricted stock will have no tax consequences to the Company or the participant. Except as discussed below, the full fair market value of the restricted stock will be taxed as ordinary income to the participant when the restrictions on the stock lapse, with value being determined at the time of the lapse, and the Company will receive a corresponding tax deduction. In addition, dividends received on the restricted stock during the restriction period will be treated as compensation income and will be taxed as ordinary income to the participant and will be deductible by the Company. Upon a subsequent sale or exchange of the shares, the amount realized by the participant in excess of the amount of ordinary income previously recognized by the participant on the lapse of the restrictions on the stock will be treated for tax purposes as capital gain or loss. This would be long-term gain or loss if the shares are held by the participant for at least one year after the restrictions lapse.

     In lieu of the foregoing, the participant may make an election under the federal income tax laws to report the fair market value of the restricted stock as ordinary income in the year in which the award of restricted stock is made, with such value being determined at the time of the award. In such a case, the Company will receive an immediate tax deduction for such fair market value in the year of the award, but will receive no deduction for any subsequent appreciation during or after the restriction period. In addition, if such an election is made, dividends paid during or after the restriction period would be treated as dividends to the participant and would not be deductible by the Company. Further, any appreciation in the value of the restricted shares after the date of the award would not be recognized by the participant until the participant disposes of the shares in a taxable transaction; any gain or loss would then be treated as capital gain or loss. This would be long-term gain or loss if the shares are held by the participant for at least one year after the grant of the restricted stock. If the participant who has made the election forfeits the restricted shares, because the requirements for the lapse of the restrictions were not satisfied, the participant will receive no refund or deduction on account of any taxes paid by the participant in the year of grant.

     The foregoing discussion of tax deductions by the Company is subject to the provisions of Section 162(m) of the Internal Revenue Code which limits compensation deductions to $1 million per covered employee. The term "covered employee" generally includes the Chief Executive Officer and the four other highest paid employees of the Company. Certain types of compensation are exempt from this deduction limit, but the restricted stock granted under the Stock Plan may not qualify for such an exemption.

     Effective Date and Term of Stock Plan. The Stock Plan will become effective upon its approval by the shareholders at the 1994 Annual Meeting and will automatically terminate on the fifth anniversary of its effective date. The Board of Directors may, however, terminate the Stock Plan earlier, in its sole discretion. The termination of the Stock Plan will not affect any award outstanding at the time of the termination of the Stock Plan.

     Vote by Shareholders. The Board of Directors has voted to approve the Stock Plan; Messrs. Aronson and Murdy, who both serve as executive officers of the Company, abstained from voting on the Plan. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required to adopt the Stock Plan. An abstention will have the same effect as a vote against the proposal. Broker non-votes will be treated as shares that are not entitled to vote, for this purpose.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE ALLEGHENY LUDLUM CORPORATION STOCK ACQUISITION AND RETENTION PLAN.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
                             (ITEM D ON PROXY CARD)

     Ernst & Young has served as independent auditors for the Company since 1980. The Board of Directors believes that Ernst & Young is knowledgeable about the Company's operations and accounting practices and is well qualified to act in the capacity of independent auditors; therefore, it has selected that firm as independent auditors for fiscal year 1994. The proposal to ratify the selection of Ernst & Young will be approved by the shareholders if it receives the affirmative vote of a majority of the votes actually cast by shareholders entitled to vote on the proposal. If your proxy card is specifically marked as abstaining from voting on the proposal, your shares will not be counted as having been voted for or against the proposal. If the shareholders do not ratify the selection of Ernst & Young, the appointment of independent auditors will be reconsidered by the Board. It is expected that representatives of Ernst & Young will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE
              SELECTION OF ERNST & YOUNG AS INDEPENDENT AUDITORS.

                   OTHER BUSINESS TO COME BEFORE THE MEETING

     In addition to the matters described above, there will be an address by Richard P. Simmons, Chairman of the Board of the Company, and by Robert P. Bozzone, President and Chief Executive Officer of the Company, and a general discussion period during which the shareholders will have an opportunity to ask questions about the Company and its business.

     The Company knows of no business which may be presented for consideration at the Annual Meeting other than as indicated in the Notice of Annual Meeting. If any other business should properly come before the meeting, the persons designated as proxies in the proxy cards have discretionary authority to vote in accordance with their best judgment.

                               SECURITY OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     To the knowledge of the Company, as of              , 1994, no person or
group owned beneficially more than five percent of the outstanding Common Stock of the Company except:

          NAME AND ADDRESS OF               AMOUNT AND NATURE              PERCENT OF
           BENEFICIAL OWNER              OF BENEFICIAL OWNERSHIP             CLASS
           ----------------              -----------------------          ----------
Mr. and Mrs. Richard P. Simmons                17,249,791(a)(b)(c)                %
1000 Six PPG Place
Pittsburgh, PA 15222

Robert P. Bozzone                               6,048,494(a)(d)
1000 Six PPG Place
Pittsburgh, PA 15222

                                       15

Pioneering Management Corporation               3,619,500(e)
60 State Street
Boston, MA 02114

(a)  Includes shares held by the trustee under the savings part of the
     Retirement Savings Plan (described on page   ) for the account of the named
     person as of December 31, 1993.

(b) Mr. and Mrs. Simmons own 17,193,251 shares jointly; Mr. Simmons has the sole power to direct the voting of the jointly-owned shares, and Mr. and Mrs. Simmons share the power to direct the disposition of such shares. In addition, Mr. Simmons owns 14,000 shares; Mrs. Simmons disclaims any beneficial ownership of such shares. Mrs. Simmons also owns 15,000 shares; Mr. Simmons disclaims any beneficial ownership of such shares. At various times between 1989 and 1992, Mr. and Mrs. Simmons made a series of seven charitable gifts of jointly-owned shares of Common Stock of the Company. All of the gifts were timely reported by Mr. Simmons pursuant to the Securities and Exchange Commission rules under section 16(a) of the Securities Exchange Act of 1934, reflecting Mrs. Simmons' joint ownership interest. The Company began filing separate reports for Mrs. Simmons in 1993.

(c)  Does not include         shares owned by the R.P. Simmons Family
     Foundation. Mr. and Mrs. Simmons disclaim any beneficial ownership of such shares.

(d) Does not include 240,000 shares owned by Mrs. Robert P. Bozzone and shares owned by the Bozzone Family Foundation. Mr. Bozzone disclaims any beneficial ownership of such shares.

(e) Pioneering Management Corporation has filed a Schedule 13G under the Securities Exchange Act of 1934, as amended, stating that it is a registered investment advisor and holds sole voting power and shared dispositive power with respect to 3,619,500 shares ofCommon Stock.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the number of shares of Common Stock of the
Company reported to the Company as of              , 1994, to be beneficially
owned by each nominee for director, each continuing director, the Chief Executive Officer and the four other most highly compensated executive officers, and all of such persons and the other executive officers of the Company as a group:

                                     AMOUNT AND NATURE
                                       OF BENEFICIAL                  PERCENT OF
             NAME                      OWNERSHIP(1)                     CLASS
             ----                 --------------------------          ----------
Arthur H. Aronson                                 48,177(2)(3)             *
Robert P. Bozzone                              6,048,494(4)                 %
Paul S. Brentlinger                                5,439(5)                *
C. Fred Fetterolf                                  1,523(6)                *
Thomas Marshall                                    5,963                   *
W. Craig McClelland                                3,439                   *
James L. Murdy                                    46,779(3)(7)             *
Richard K. Pitler                                  3,439                   *
Charles J. Queenan, Jr.                        1,214,989(8)                 %
James E. Rohr                                      2,615                   *
Robert W. Rutherford                              33,401(3)(9)             *
Richard P. Simmons                            17,234,791(10)                %
George W. Tippins                                 30,439                   *
Steven C. Wheelwright                              3,939                   *
All directors and executive                   24,943,696(3)(11)             %
  officers as a group (23
  persons)

*Less than one percent of the outstanding shares.

(1) Each person has sole voting and investment power with respect to the shares listed, unless otherwise indicated. Of the shares listed, 3,000 shares are held jointly by Mr. McClelland and his wife, 3,439 shares are held jointly by Dr. Pitler and his wife, 4,000 shares are held jointly by Mr. Rutherford and his wife, 209 shares are held jointly by Mr. Tippins and his wife and 3,730 shares are held jointly by Mr. Wheelwright and his wife.

(2) Does not include 13,500 shares owned by Mrs. Arthur H. Aronson. Mr. Aronson disclaims any beneficial ownership of such shares. Includes 39,000 shares which may be acquired within 60 days pursuant to a stock option plan.

(3)  Includes shares held by the trustee under the savings part of the
     Retirement Savings Plan (described on page   ) for the account of the named
     person as of December 31, 1993.

(4)  See notes (a) and (d) on pages   and   .

(5) Does not include 200 shares owned by Mrs. Paul S. Brentlinger. Mr. Brentlinger disclaims any beneficial ownership of such shares.

(6) Does not include 1,600 shares owned by the Fetterolf Family Foundation. Mr. Fetterolf disclaims any beneficial ownership of such shares.

(7) Includes 36,333 shares which may be acquired within 60 days pursuant to a stock option plan.
(8) Does not include 154,100 shares owned by Mrs. Charles J. Queenan, Jr. Mr. Queenan disclaims any beneficial ownership of such shares. Mr. Queenan owns 1,200,209 of the shares jointly with his wife.

(9) Includes 20,526 shares which may be acquired within 60 days pursuant to a stock option plan.

(10) See notes (a), (b) and (c) on pages   and   .

(11) Includes 243,508 shares which may be acquired within 60 days pursuant to a stock option plan.

                      CUMULATIVE TOTAL SHAREHOLDER RETURN

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the Standard & Poor's Composite--500 Stock Index and the S&P Steel Index (measured in accordance with the rules of the Securities and Exchange Commission) for the period of five calendar years commencing December 31, 1988 and ending December 31, 1993.1 In accordance with the rules of the Securities and Exchange Commission, this presentation shall not be incorporated by reference into any of the Company's Registration Statements under the Securities Act of 1933.

                             [GRAPH APPEARS HERE]

                         BASE
______________________  PERIOD RETURN  RETURN  RETURN  RETURN  RETURN
| Company/Index Name |   1988   1989    1990    1991    1992    1993
- ----------------------   ----   ----    ----    ----    ----    ----
ALLEGHENY LUDLUM CORP.    100  138.98  125.61  152.88  197.52  277.40
S&P 500 Comp-Ltd          100  131.69  127.60  166.47  179.15  197.21
Steel                     100   96.73   81.40  100.02  130.87  172.20

- ---------
     1 As noted on page 4, the Company's fiscal year ends on the Sunday nearest to December 31 in each year.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for fiscal years 1991, 1992 and 1993, the cash compensation paid by the Company and its subsidiaries to the Company's President and Chief Executive Officer and to each of the four other most highly compensated executive officers of the Company in all capacities in which they served, as well as certain other compensation information relating to those years.

     Employees who became shareholders of the Company before the Company became publicly-held, including Messrs. Bozzone and Simmons and others, do not participate in the Company's long-term incentive programs. Mr. Simmons' participation in the Company's annual incentive compensation programs terminated when he stepped down as Chief Executive Officer of the Company in May 1990.

                           SUMMARY COMPENSATION TABLE

                                                                        |  LONG TERM COMPENSATION    |
                                                                        |-------------|------------- |
                                            ANNUAL COMPENSATION         |   AWARDS    |   PAYOUTS    |
                                         -------------------------------|-------------|------------- |
                                                                        |SECURITIES   |              |
                                                                        | UNDERLYING  |              |  ALL OTHER
                                                                        |OPTIONS/SARS | LTIP PAYOUTS | COMPENSATION
NAME AND PRINCIPAL POSITIONS      YEAR   SALARY ($)(2)  BONUS ($)(3)    |  (#)(4)     |    ($)(5)    |    ($)(6)
- ----------------------------      ----   -------------  ------------    |------------ | -------------| ------------
                                                                        |             |              |
Robert P. Bozzone                  1993   $   360,000   $   465,000     |     *       |        *     |  $    306,702
President and Chief                1992       310,000       372,875     |     *       |        *     |       157,949
  Executive Officer (1)            1991       310,000       126,430     |     *       |        *     |       120,477
                                                                        |             |
Richard P. Simmons                 1993   $   300,000          *        |     *       |        *     |  $    244,822
  Chairman of the                  1992       300,000          *        |     *       |        *     |       219,927
  Board (1)                        1991       341,667          *        |     *       |        *     |       200,428
                                                                        |             |              |
Arthur H. Aronson                  1993   $   250,000   $   188,100     | 36,000 shs  | $  151,625   |  $    121,310
  Executive Vice                   1992       235,417       177,217     |      0      |    126,125   |       129,466
  President and Chief              1991       225,000        86,515     |      0      |    124,063   |        79,438
  Operating Officer (1)                                                 |             |              |
                                                                        |             |              |
James L. Murdy                     1993   $   215,050   $   143,827     |  28,000 shs.| $  164,188   |  $     72,123
  Senior Vice President-           1992       209,287       135,776     |      0      |    126,125   |        79,185
  Financial and Chief              1991       192,000        69,474     |      0      |    124,063   |        46,637
  Financial Officer                                                     |             |              |
                                                                        |             |              |
Robert W. Rutherford               1993   $   152,000   $    79,253     |  25,200 shs.| $  151,625   |  $     42,890
  Vice President-                  1992       147,625        74,606     |      0      |    126,125   |        47,973
  Commercial                       1991       134,500        34,685     |      0      |    124,063   |        28,848

*    The named executive officer did not participate in this plan or program.

(1)  For a description of the employment agreements between the Company and
     Messrs. Bozzone, Simmons and Aronson, see page   .

(2) Includes cash compensation deferred pursuant to the savings part of the Company's Retirement Savings Plan, described in note (6) below.

(3) Includes payments under the Company's Performance Management System Plan and for 1991 and 1992, under the salaried employees profit-sharing plan, described in the "Board Compensation Committee Report on Executive Compensation." The amount that is payable under the salaried employees profit sharing plan for 1993 is not yet calculable and, in accordance with the regulations of the Securities and Exchange Commission, will be reported in the proxy statement for the 1995 Annual Meeting of Shareholders.

(4) Reflects options awarded under the Company's 1987 Stock Option Incentive Plan. The amount represents the number of shares which the executive officer could purchase by exercising the options. See "Stock Options."

(5) Payments in 1993, 1992 and 1991 reflect the achievement of performance objectives for the 1988-1990 award period under the Company's Performance Share Plan for Key Employees. Payment of the awards to the 47 participating key employees over a three-year period in one-third increments began in February 1991. The last two annual payments were made in January 1992 and January 1993, respectively. The amount represents the cash and the market value of the shares of Common Stock distributed under the Plan on the relevant valuation dates.

(6) These amounts include the annual accruals made by the Company with respect to possible future payments to the named executive officers under the
     Company's Supplemental Pension Plan described at page   . The amounts
     accrued were as follows: Mr. Bozzone, $255,776; Mr. Simmons, $217,354; Mr. Aronson, $92,687; Mr. Murdy, $47,797; and Mr. Rutherford, $24,779. Also included are contributions by the Company of $12,031 to the account of Mr. Rutherford and $12,260 to the account of each of the other named executive officers pursuant to the retirement security part of the Company's Retirement Savings Plan and contributions by the Company for the accounts of the named executive officers pursuant to the savings part of the Company's Retirement Savings Plan, as follows: Mr. Bozzone, $4,050; Mr. Simmons, $4,250; Mr. Aronson, $3,750; Mr. Murdy, $4,480; and Mr. Rutherford, $4,370. The amounts also include contributions by the Company to the plan accounts of the named executive officers under the Company's Benefit Restoration Plan, as follows: Mr. Bozzone, $34,616; Mr. Simmons, $10,958; Mr. Aronson, $12,613; Mr. Murdy, $7,586; and Mr. Rutherford, $1,710.

     The Retirement Savings Plan is a qualified defined contribution plan within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan has two components, the retirement security part and the savings part. Employees eligible for the retirement security part of the Company's Retirement Savings Plan include salaried non-union employees. In 1993, a total of 1,672 employees participated in the retirement security part of the Plan. The savings part of the Retirement Savings Plan is designed to encourage eligible employees to save for the future and accumulate a fund to supplement retirement income through tax-deferred contributions. All contributions by the Company or by participants are subject to the applicable limits of the Code. The Company matches participants' Basic Savings contributions on the terms set forth in the Plan. Company contributions and earnings are invested only in a fund invested solely in Common Stock of the Company, but may be transferred to any other fund available under the Plan monthly following due notice. In 1993, a total of 1,475 employees participated in the savings part of the Plan.

     The Benefit Restoration Plan provides that the Company will supplement the payments received by participants in the Company's Pension Plan for Salaried Employees (see "Pension Plans"
                                       20
     below) and the retirement security and savings parts of the Retirement Savings Plan by making payments to or accruing benefits on behalf of such participants in amounts which are the equivalent of the portion of the payments or benefits which cannot be paid or accrued under such plans by reason of the limitations imposed by the Code.

     Compensation and benefits paid or furnished by the Company in the fiscal years set forth in the above table to the executive officers, other than as set forth in the table, were less than established reporting threshholds.

STOCK OPTIONS

     The following table sets forth information regarding the grant of stock options during 1993 under the Company's 1987 Stock Option Incentive Plan (the "Option Incentive Plan") to each of the executive officers named in the Summary Compensation Table and to all optionees as a group:

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                        INDIVIDUAL GRANTS(1)
                          -----------------------------------------------
                                           %
                          NUMBER OF    OF TOTAL                                        POTENTIAL REALIZABLE
                         SECURITIES    OPTIONS/                                      VALUE AT ASSUMED ANNUAL
                         UNDERLYING      SARS                                          RATES OF STOCK PRICE
                          OPTIONS/    GRANTED TO    EXERCISE                     APPRECIATION FOR OPTION TERM(2)
                            SARS       EMPLOYEES     OR BASE                  -------------------------------------------
                           GRANTED     IN FISCAL      PRICE     EXPIRATION      0%           5%                 10%
NAME                         (#)         YEAR       ($/SHARE)      DATE       ($)(3)         ($)                ($)
- ----                         ---         ----       ---------      ----       ------         ---                ---
R. P. Bozzone..........       *           N/A              N/A      N/A         N/A          N/A                 N/A
R. P. Simmons..........       *           N/A              N/A      N/A         N/A          N/A                 N/A
A. H. Aronson..........       36,000     5.8%      $   22.9375    12/8/03        0    $      519,311      $    1,316,038
J. L. Murdy............       28,000     4.5%          22.9375    12/8/03        0           403,908           1,023,585
R. W. Rutherford.......       25,200     4.1%          22.9375    12/8/03        0           363,518             921,226
All Shareholders.......      N/A          N/A              N/A      N/A          0   [$1,024,684,755](4) [$2,596,756,443](4)
All Optionees..........      620,400     100%          22.9375    12/8/03        0    $    8,949,456      $   22,679,714
As a % of all share-
  holders gain.........      N/A          N/A          N/A          N/A         N/A             [.87%]              [.87%]

* Employees who were shareholders of the Company before the Company became publicly owned, including Messrs. Bozzone and Simmons and others, do not participate in the Company's Option Incentive Plan.

(1) All options are granted at the fair market value of the Common Stock on the grant date and generally expire 10 years from the grant date. The options become exercisable in 1/3 increments, on June 1, 1996, June 1, 1997 and June 1, 1998, respectively. Options include the right to pay the exercise price in cash or in previously-acquired Common Stock and the right to have shares withheld by the Company to pay withholding tax obligations due in conjunction with the exercise.

(2) These assumed potential values are mathematically derived from certain prescribed rates of stock price appreciation. The actual value of these option grants is dependent on future performance of the Common Stock and overall stock market conditions. There is no assurance that the values reflected in this table will be achieved. The Company did not use an alternative formula for a
                                       21
     grant date valuation, as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(3) No gain to the optionees is possible without stock price appreciation, which will benefit all shareholders commensurately. Zero percent stock price appreciation will result in zero dollars for the optionee.

(4) "All shareholders" value is calculated from $22.9375, the exercise price for all options awarded in fiscal 1993, based on the outstanding shares of
     Common Stock on                      , 1994.

     The following table sets forth information regarding the exercise of stock options during 1993 and the unexercised options held as of the end of the 1993 fiscal year by the executive officers named in the Summary Compensation Table. No stock appreciation rights ("SARs") were granted to any of the named executive officers and none of the named executive officers held any unexercised SARs at the end of the fiscal year.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                   NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS/
                                SHARES                            OPTIONS/SARS AT FY-END (#)    SARS AT FY-END ($)(1)
                               ACQUIRED                           --------------------------   ----------------------
NAME                         ON EXERCISE (#) VALUE REALIZED ($)   EXERCISABLE   UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- ----                         --------------- ------------------   -----------   -------------  -----------  -------------
Robert P. Bozzone                 *                 *                *              *             *             *
Richard P. Simmons                *                 *                *              *             *             *
Arthur H. Aronson                 0                 0             39,000 shs.    60,000 shs.   $  540,210   $    341,250
James L. Murdy                    0                 0             36,333         46,667           537,669        265,421
Robert W. Rutherford           16,000 shs.     $      198,166     20,526         42,000           296,183        238,875

* Employees who were shareholders of the Company before the Company became publicly-owned, including Messrs. Bozzone and Simmons and others, do not participate in the Company's 1987 Stock Option Incentive Plan.

(1) The value of unexercised in-the-money options is calculated by subtracting the exercise price from $23.75, which is the mean between the high and low sales prices of a share of Allegheny Ludlum Corporation Common Stock on the New York Stock Exchange on December 31, 1993 which was the last trading day in the Company's 1993 fiscal year.

PENSION PLANS

     In 1988, the Company adopted the retirement security part of the Retirement Savings Plan (formerly known as the Retirement Security Program) referred to in
note (6) on page   , and amended the Company's Pension Plan for Salaried
Employees (the "Pension Plan") to provide that no additional benefits would accrue thereunder from and after December 31, 1988 except for those employees who were grandfathered under the Pension Plan. Benefits accrued prior to January 1, 1989 will be paid at the time, in the form and in the amount determined under the Pension Plan.

     The following table shows the estimated annual benefits calculated on a straight life annuity basis payable under the Pension Plan and the defined benefit portion of the Benefit Restoration Plan
                                       22
described at note (6) on page to participants in specified compensation and years of service classifications upon attainment of age 65.

                               PENSION PLAN TABLE

AVERAGE ANNUAL ELIGIBLE EARNINGS FOR
  HIGHEST FIVE CONSECUTIVE YEARS IN                       ESTIMATED ANNUAL PENSION BENEFITS FOR
TEN-YEAR PERIOD PRECEDING RETIREMENT                    REPRESENTATIVE YEARS OF CONTINUOUS SERVICE
- ------------------------------------    ---------------------------------------------------------------------------
                                            15            20           25           30           35           40
                                            --            --           --           --           --           --
           $   200,000                $    48,000  $     64,000   $    80,000   $    96,000   $   112,000   $   128,000
               300,000                     72,000        96,000       120,000       144,000       168,000       192,000
               400,000                     96,000       128,000        60,000       192,000       224,000       256,000
               500,000                    120,000       160,000       200,000       240,000       280,000       320,000
               600,000                    144,000       192,000       240,000       288,000       336,000       384,000
               800,000                    192,000       256,000       320,000       384,000       448,000       512,000
             1,000,000                    240,000       320,000       400,000       480,000       560,000       640,000

     The formula used to determine retirement benefits under the Pension Plan considers the participant's average annual eligible earnings in the highest five consecutive years of the last ten years prior to retirement and the number of the participant's years of service. Eligible earnings are base salary, including tax-deferred contributions by the employee under the Company's savings plans, and awards when received under the Performance Management System Plan. Eligible earnings for the purposes of the Pension Plan and the defined benefit portion of the Benefit Restoration Plan for the 1993 calendar year for the named executives who are participants under the Pension Plan are as follows: Mr. Bozzone, $721,152; Mr. Simmons, $300,000; and Mr. Rutherford, $152,000. Messrs. Aronson and Murdy were not active participants in the Pension Plan during 1993.

     In certain circumstances, pension benefits are subject to integration with Social Security and reduction for other payments made to the participant or his or her spouse. The benefits payable from a qualified defined benefit plan are also limited by Section 415 of the Code to an annual benefit of $118,800 payable at age 65 with actuarial reduction for earlier commencement. The amounts shown in the table indicate the aggregate of payments under the Pension Plan and the defined benefit portion of the Benefit Restoration Plan described at note (6) on
page   .

     As of December 31, 1993, Messrs. Bozzone, Simmons, Aronson, Murdy and Rutherford had 38, 40, 0.08, 0.58 and 30 credited years of service for purposes of the Pension Plan. For vesting purposes, Messrs. Aronson and Murdy each had 5 years of service and are now fully vested in the Pension Plan. Mr. Simmons' credited years of service has been calculated as described in the discussion of
his employment agreement at page   .

     In addition, the Company has established a Supplemental Pension Plan which provides certain key employees of the Company (or their beneficiaries in the event of death) with monthly payments in the event of retirement, disability or death, equal to 50 percent of monthly base salary as shown in the Summary
Compensation Table on page   as of the date or retirement, disability or death.
Monthly retirement benefits start two months following the later of (i) age 62, if actual retirement occurs prior to age 62 but after age 58 with the approval of the Board of Directors, or (ii) the date actual retirement occurs, and continue for a 118-month period. The Plan describes the events which will terminate an employee's participation in the Plan. Since the payment of benefits is contingent on future events, the 23 amount to be paid in the future with respect to any named executive officer cannot be determined at this time.

             EMPLOYMENT AGREEMENTS WITH CERTAIN EXECUTIVE OFFICERS

     The Company is a party to employment agreements with Messrs. Simmons, Bozzone and Aronson. Mr. Simmons is employed pursuant to an Employment Agreement with the Company dated January 1, 1981, as amended, which expires on May 3, 1996 and provides for an annual salary of not less than $240,000, exclusive of any other compensation he may receive pursuant to any bonus, profit sharing or additional compensation plan of the Company or which may be otherwise authorized by the Board of Directors. The agreement provides that Mr. Simmons will be entitled to the benefits provided by the Supplemental Pension Plan and that his base salary for purposes of the Supplemental Pension Plan will be an amount not less than $400,000 per year. The agreement also provides that he is entitled to a supplemental pension, payable from the general assets of the Company, based on 15 years of service in addition to those he has served as a Company employee, and that for purposes of the Benefit Restoration Plan his annual benefit under the Pension Plan will be calculated based on such 15 years of additional service.

     Mr. Bozzone is employed pursuant to an Employment Agreement with the Company dated July 13, 1990 which expires on the date of the Annual Meeting of Shareholders in 1994 and provides for a base salary of at least $310,000 annually exclusive of any other compensation he may receive pursuant to any other plan of the Company or which may be otherwise authorized by the Board of Directors. The agreement also provides for his participation in any bonus plan of the Company and in the various benefit plans maintained by the Company, including its various pension, supplemental pension, disability, medical, insurance, sick leave and other similar benefit and retirement arrangements. Mr. Bozzone has announced that he is retiring from his positions as President and Chief Executive Officer in June 1994.

     Mr. Aronson has been employed pursuant to an Employment Agreement effective December 1, 1988 with a term of five years, providing for a base salary of at least $200,000 annually exclusive of any other compensation he may receive pursuant to any other plan of the Company or which may be otherwise authorized by the Board of Directors. The agreement has also provided for his participation in the Company's 1987 Stock Option Incentive Plan, Performance Share Plan and Supplemental Pension Plan. Under the agreement, if the Company terminated Mr. Aronson's employment for any reason other than "cause" (as defined in the agreement), he was entitled to a continuation of his base salary and benefits for the remainder of the five year term of the agreement. The agreement also provided that Mr. Aronson could terminate his employment following a change in control of the Company if after such change in control his office was changed to a different geographic location or if he determined in good faith that as a result of the change in control and a change in circumstances thereafter affecting his position he was unable to exercise the authorities, powers, functions or duties commensurate with the positions for which he was employed pursuant to the agreement, and such situation was not remedied within thirty days after receipt by the Company of written notification from Mr. Aronson of such determination. If he exercised his right to terminate upon a change in control, he was also entitled to a continuation of his base salary and benefits for the remainder of the five year term of the agreement. The Company expects to extend Mr. Aronson's agreement.
                                       24

                     BOARD COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

     The principal duties of the Personnel and Compensation Committee of the Board of Directors (the "Committee") are described on page . These duties include the making of recommendations to the Board concerning the compensation and benefits of officers who are also directors of the Company (currently, Messrs. Bozzone, Simmons, Aronson and Murdy). The Committee also consults periodically with the Company's Chief Executive Officer concerning the compensation and benefits of other executive officers of the Company.

     The following is the Committee's report to the shareholders with respect to the Company's executive compensation policies and with respect to the compensation of the Chief Executive Officer for fiscal year 1993. In accordance with the rules of the Securities and Exchange Commission, this report shall not be incorporated by reference into any of the Company's Registration Statements under the Securities Act of 1933.

EXECUTIVE OFFICERS' COMPENSATION POLICY

     The Company's executive compensation program is strongly oriented toward incentives designed to achieve specific corporate performance objectives so that the interests of management will be further aligned with the interests of the Company's shareholders. The twin goals of the program are to reward the Company's key employees appropriately for their contributions in years in which the Company has had significant success, and conversely to impact their compensation negatively when the Company has been less successful. A meaningful and substantial portion of an executive's total cash compensation is at risk due to the variable nature of the incentives.

     The Committee shares management's view that the Company's executive compensation program is an important component in the implementation of the Company's overall business plans and management philosophy. The Company believes that its annual and long-term strategic plans should reflect difficult-to-achieve standards and objectives and that the performance objectives of its key employees, including its executive officers, should be linked directly to the Company's plans. The Company also believes that effective management requires the timely measurement of performance.

     BASE SALARY

     The base salary component of the Company's compensation program for all salaried employees, including executive officers, represents the basic rate of pay provided to an employee for carrying out the overall responsibilities of the job. Base salary is determined on the basis of performance, experience and other factors as may be appropriately considered. The base salary for each individual employee is within an established salary range which is intended to approximate the ranges of base pay for positions of comparable responsibility in other companies in the steel industry about which appropriate compensation information is available to the Company, including certain of the companies in the S&P Steel Index. The Company believes that the base salaries of its executive officers has generally been at or below the median of the base salaries for executive officers of those steel companies.

     The base salary of each executive officer is reviewed on a periodic basis. Merit increases reflect the officer's individual performance and are based on an evaluation of (1) the officer's performance in relation to standards which describe, in measurable terms, the results needed to satisfy the general
                                       25
responsibilities of the job and (2) personal traits and characteristics. The merit program is designed to reward better performers with larger percentage increases as well as to recognize employment market conditions. Other increases in base salary are made to reflect changes in the officer's responsibilities.

INCENTIVE PROGRAMS

     It is intended that the incentive payments made to the Company's executive officers and other key employees, in the form of cash and/or securities, may vary significantly from year to year, depending upon the results that have been achieved for the benefit of the Company's shareholders. Short-term incentive payments represent specific payments for the achievement of measurable short-term objectives and recognize both the overall performance of the Company and the performance of individual officers in a given year. Long-term incentives are designed to reward the accomplishment of specified long-term objectives and further align management's goals with those of the shareholders through Company stock ownership. Also see the discussion of the proposed Allegheny Ludlum Stock
Acquisition and Retention Plan at pages   above.

     Profit-Sharing Plan. Incentives to maximize the annual profits of the Company are provided by the Profit Sharing Plan for all salaried and hourly employees, including executive officers. Under this plan, bonuses are paid from a profit-sharing pool which is based on specified percentages of the Company's pre-tax income in excess of $60 million. Each year, each participant receives a cash bonus equal to a percentage of his or her participating wages as defined in the plan.

     Performance Management System Plan. The Company's Performance Management System Plan is designed to provide additional incentives to executive officers and other key employees to maximize the Company's annual performance. Funds are accrued for this plan if the adjusted earnings of the Company are greater than $10 million.

     The plan is administered according to the Company's Performance Management System, which provides a corporate-wide system for planning and measuring the performance of all participating employees, including Messrs. Bozzone, Murdy, Aronson and Rutherford.1 (Approximately 100 employees participated in the plan in 1993.) Under this system, incentive compensation awards are to be based on the achievement of specific, measurable objectives. Objectives are to be linked specifically and directly to operating plans and budgets. It is the Company's view that if the executives fulfill their commitments, the Company will achieve its overall strategic objectives.

     Guideline incentives are established under the plan to reflect the size of the award that can be expected when performance meets the objectives. Guideline incentives have been established for each position included in the plan and are expressed as a percentage of salary. Incentive opportunities are designed to be large enough to provide a meaningful award. Because executive officers have a greater impact on performance, they have a greater incentive opportunity as a percentage of salary. All participants in the plan can earn up to twice the guideline amount, depending upon corporate and individual performance.

     Each year, performance objectives are set under the Performance Management System Plan for each eligible employee in three basic areas: operating profit, return on investment or working capital, and individual performance. Other financial measurement objectives may also be included when
- ---------
    1 Mr. Simmons' participation in the Company's annual incentive compensation programs terminated when he stepped down as Chief Executive Officer of the Company in May 1990.

determined to be appropriate. Individual performance objectives are tailored to the individual position. Operating profit, return on investment or working capital, and other financial measurement objectives are set at the corporate level. The Committee shares management's view that every effort should be made to formulate corporate as well as individual performance objectives in quantitative terms to provide a basis for more accurate performance evaluation.

     The weight given to each performance goal varies depending on the nature and level of the position and the strategic importance of the objective. The relative weights are intended to identify the priority given to any given objective. To emphasize the direction of the Company's strategic plans, 75 percent of the weight given to the performance goals is given to current overall corporate financial objectives, while 25 percent of the weight is given to measurable individual performance objectives.

     The actual amount of an award under the Performance Management System Plan is determined through a quantitative assessment of the employee's performance as measured against the specific objectives for the employee's position. The Compensation Committee can modify individual awards to recognize outstanding performance even where individual objectives were not met due to changing business priorities. The Committee can also modify awards in instances where a participant performs at less than satisfactory levels even though the individual may have achieved the pre-determined objectives.

     Long-Term Incentives. Awards under the Company's Performance Share Plan for Key Employees (the "Performance Share Plan") and stock grants under the 1987 Stock Option Incentive Plan (the "Stock Option Plan") are designed to provide additional incentives to achieve long-term corporate objectives. Employees who were shareholders of the Company before it became publicly owned (including Messrs. Bozzone and Simmons and others) are not participants in these plans, in view of their existing substantial interest in maximizing the value of the Company's Common Stock.

     Under the Performance Share Plan, base value award amounts for each executive officer and other key employees are established at the beginning of each award period. For example, in March 1991, the Board of Directors established fiscal years 1991-1993 as an award period. The Committee granted awards to key employee participants in the plan, which established as the performance objective for the 1991-1993 award period a specified amount of operating income to be achieved by the Company over the three-year award period. The base value of the award for each unit awarded, assuming targeted operating income is achieved, is $50 and 4 shares of Company Common Stock (as adjusted for the 2-for-1 stock split distributed July 1993). The amount of the award generally depends on the executive's salary grade, which is based on the degree of responsibility associated with the executive's position in the Company. The amount of the award for each salary grade was established in 1987, upon the adoption of the Performance Share Plan. In February 1994, after the end of the award period, the Committee determined the actual awards, which were 92.5 percent of the base value award amount because 97 percent of the targeted income level was achieved. Actual award amounts will be paid in three annual payments beginning in 1994.

     Awards under the Performance Share Plan, which are earned during three-year award periods and which provide for payment of the stock and cash award in three annual payments after the completion of the award period, are designed to give participants an ongoing incentive to achieve long-term corporate objectives and to continue the alignment of the interests of participants with the interests of Company shareholders in enhancing the value of Company Common Stock, even after the award has been earned. The three-year award period and the subsequent three annual payments are also designed to assist in the retention of executive officers and other key employees, since unpaid installments are forfeited if a participant's employment with the Company terminates, unless the participant dies, is disabled, or retires with the consent of the Chief Executive Officer.

     Awards under the Company's Stock Option Plan are also designed to promote the identity of the long-term interests between Company executives and its shareholders and assist in the retention of executives. Historically, the Committee has granted options to key employee participants in the Stock Option Plan, including executive officers, at three-year intervals. The amount of the award generally depends on the executive's salary grade, which is based on the degree of responsibility associated with the executive's position. The amount of the award for each salary grade was determined in 1987, upon the adoption of the Stock Option Plan. From time to time, interim awards have been made in the case of a new employee, promotion or a significant increase in responsibilities. Options granted at the three-year intervals have been made exercisable in three equal annual installments beginning after the third year anniversary date of the grant. The last regular grant of options was made in 1993. The first one-third of these options will become exercisable on June 1, 1996.

     Shares awarded under the Performance Share Plan and stock options are intended to mature and grow in value over time. In the Committee's view, awards under the Performance Share Plan represent compensation which is attributable to service over the three-year award and three-year payout period under this Plan and awards under the Stock Option Plan represent compensation which is attributable to the three- to six-year vesting period and from vesting to the time of exercise.

COMPENSATION OF THE COMPANY'S CHIEF EXECUTIVE OFFICER

     As previously noted, the base salaries of Company employees fall within established salary ranges which reflect the ranges of base pay for positions of compable responsibility in other companies in the steel industry. The specific amount of base salary is determined on the basis of performance, experience and other factors as may be considered appropriate. The current minimum of the salary range for the position of President and Chief Executive Officer is $358,000.

     In March 1993, Mr. Bozzone's base salary was increased from $310,000 to $360,000. The amount of the increase was based on an evaluation of the abilities of Mr. Bozzone and the responsibilities assumed by him, and the difficulties involved and the success achieved by him in the performance of his duties as President and Chief Executive Officer. This review involved an analysis of the Company's financial performance since 1990, with an emphasis on the improvements in sales, earnings and return on equity throughout this period, as well as the significant improvements made in the Company's delivery performance and quality in the 1992 and 1993 fiscal years. The strong performance of the Company's common stock in 1992 and 1993 was also noted. Available data regarding the compensation paid to the chief executive officers of other companies in the steel industry during 1990 and 1991 including certain of the companies in the S&P Steel Index as well as survey data regarding the base salary for chief executive officers for U. S. industry, northeast industry and manufacturing only, were reviewed. In making its recommendation to the Board of Directors regarding the increase in Mr. Bozzone's base salary, it was noted that, in the view of the Committee, Mr. Bozzone's base salary remains at or below the median of the base salaries for chief executive officers reviewed in the above-mentioned surveys, and that the amount of the base salary paid to Mr. Bozzone continues to be less than it would be if he did not own a substantial amount of the Company's common stock.
                                       28

     Incentive compensation is provided to Mr. Bozzone principally through his
participation in the Performance Management System Plan described on page   .
Mr. Bozzone became a shareholder of the Company before the Company became publicly-owned and does not participate in the Company's Performance Share Plan or Stock Option Plan, in view of his already existing substantial interest in maximizing the value of the Company's Common Stock.

     Incentives under the Company's Performance Management System Plan represent specific payments for achievement of measurable results that move the Company toward current financial goals and strategic objectives, as agreed upon in the performance planning process. Guideline incentives, which reflect the size of award that can be made when performance meets objectives, have been developed for the Chief Executive Officer as well as for all other positions included in the Plan. Because of the impact that the Chief Executive Officer has on the performance of the Company, a significant percentage of Mr. Bozzone's total compensation is at risk. All participants under the Plan, including Mr. Bozzone, can earn up to twice the guideline amount, depending upon individual and total corporate performance. As previously noted, under the Plan, the Committee can increase individual awards to recognize outstanding performance or decrease individual awards when a participant performs at less than satisfactory levels.

     Corporate and individual performance objectives for the 1993 fiscal year were set for Mr. Bozzone in the early part of 1993. Corporate goals were based on the achievement of specified levels of operating profit and inventory reductions. Mr. Bozzone's corporate performance objectives are based on the overall performance of the Company in meeting its financial goals. Mr. Bozzone's individual performance objective was based on the individual performance of the officers who report directly to him. To emphasize the direction of the Company's strategic plans, 75 percent of the weight given to the performance goals is given to corporate financial objectives, while 25 percent of the weight is given to individual performance objectives.

     In evaluating the amount to be paid to Mr. Bozzone under the Performance Management System Plan, it was noted that the Company had surpassed its operating targets for operating income, inventory reductions and delivery performance in the 1993 fiscal year and that, in the view of the Committee, Mr. Bozzone's leadership had been a critical factor in the achievement of these results. The Company's strong overall financial performance was also discussed. The Committee also considered Mr. Bozzone's job performance throughout his years in the executive management of the Company and expressed its views that the Company's financial performance compared favorably with other companies in the industry in the United States including the companies in the S&P Steel Index and in other parts of the world. Taking the foregoing and other appropriate factors into account, the Committee determined that Mr. Bozzone should be paid an award of $465,000 for fiscal year 1993. The Board of Directors approved the Committee's decision.

     The foregoing report has been furnished by the members of the Personnel and Compensation Committee:

Charles J. Queenan, Jr. 1                         C. Fred Fetterolf 2                              Richard K. Pitler 3

Thomas Marshall 1                                W. Craig McClelland 2                              George W. Tippins 3

- ---------
1 Member throughout 1993 fiscal year
2 Member since May 1993
3 Member prior to May 1993
                                       29

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Personnel and Compensation Committee during fiscal years 1993 was an officer or employee of the Company. The Company retained the law firm of which Mr. Queenan is a member to perform services for the Company during fiscal years 1993 and 1994. Mr. Tippins served as Chairman of the Company's Board of Directors from 1981 to 1986, and Dr. Pitler retired as a senior executive of the Company in 1986. Other than as indicated in the preceding two sentences no member of the Committee during fiscal year 1993 had a current or prior relationship to the Company, and no executive officer of the Company had a relationship to any other company, required to be described under the proxy rules relating to executive compensation.

                              CERTAIN TRANSACTIONS

     On December 28, 1990, the Company entered into a revised credit agreement with a group of banks, including PNC Bank ("PNB"), which amends and restates a prior credit agreement dated June 30, 1987. The revised credit agreement, as amended, provides for unsecured borrowings up to $100 million on a revolving credit basis. No borrowings were outstanding under the credit agreement during the 1993 fiscal year. PNB's proportionate amount of commitment fees during fiscal year 1993 was $199,861. James E. Rohr, a member of the Company's Board of Directors, is President of PNC Bank Corp., an affiliate of PNB, and President and Chief Executive Officer of PNB.

     Subsidiaries of the Company have engaged in investment transactions with two limited partnership funds: Code, Hennessy and Simmons Limited Partnership ("Fund I"), and Code, Hennessy & Simmons II L. P. ("Fund II"). The objective of both funds is to seek maximum return by investing in leveraged buyouts of operating companies. Profits and losses of Fund I and of Fund II are allocated 80 percent to the limited partners and 20 percent to the general partner. The general partner of Fund I is CHS Management Limited Partnership ("CHS I"), and the general partner of Fund II is CHS Management II, L. P. ("CHS II"). The general partners of CHS I and the shareholders of the general partner of CHS II are Andrew W. Code, Daniel J. Hennessy and Brian P. Simmons, each of whom has an equal interest in each of such firms. Brian P. Simmons is the son of Richard P. Simmons, Chairman of the Board of the Company.

     In 1989, the limited partners of Fund I made commitments to invest a total of $82,105,000 over a period of three to five years, including $25 million invested or to be invested by a Company subsidiary. Cumulatively, the limited partners (46) and general partner have invested $73,073,450 and $356,000, respectively, and have received distributions of $75,982,880 and $9,437,607, respectively, through January 2, 1994. Fund I has acquired eleven operating companies in various industries. As of January 2, 1994, Fund I had disposed of its interests in five of these companies and continued to hold interests in six of these companies.

     CHS I is responsible for managing the selection and structuring of Fund I's investments, and receives an annual management fee of 2.356 percent of Fund I's total capital commitments. The management fee is offset by any fees which CHS I charges to companies it acquires. The net annual management fee for Fund I has averaged 1.29 percent. Another subsidiary of the Company is a limited partner in CHS I and receives 10% of CHS I's 20 percent share of Fund I's net profits and losses (i.e., 2 percent of Fund I's net profits and losses).

  During fiscal year 1993, the Company subsidiary that is a limited partner in Fund I invested $5,437,500 in Fund I. The Company's subsidiaries have invested a total of $22,290,000 in the fund
                                       30
through January 2, 1994. The subsidiaries received $22,821,826 in cash distributions from their investments in Fund I in fiscal year 1993, resulting in total cash distributions of $24,087,257 through January 2, 1994. The subsidiaries' remaining investments in Fund I, representing their proportionate ownership of the Fund's six company holdings, had a valuation of $22,764,418 on the Company's January 2, 1994 balance sheet.

  In addition to the investment by the Company, Richard P. Simmons, Chairman of the Board of the Company, Robert P. Bozzone, President and Chief Executive Officer of the Company, and a subsidiary of PNC Bank Corp. have invested or will invest $4,473,360, $1,250,000 and $5,000,000, respectively, in Fund I.
James E. Rohr, President of PNC Bank Corp., is a member of the Company's Board of Directors.

  During fiscal year 1993, another subsidiary of the Company agreed to make an investment as a limited partner in Fund II. The fund was organized in December 1993. As of December 1993, the limited partners of the Fund (a total of 29 investors) had made commitments to invest a total of $107,075,000 over a period of three to five years, including $30 million to be invested by the Company's subsidiary.

  Another subsidiary of the Company has made a commitment to invest as a limited partner in CHS II, in exchange for which that subsidiary will receive five percent of CHS II's 20 percent of Fund II's profits and losses (i.e., one percent of Fund II's net profits and losses).

  In addition to the investment by the Company, Richard P. Simmons, Chairman of the Board of the Company, Robert P. Bozzone, President and Chief Executive Officer of the Company and a subsidiary of PNC Bank Corp. will invest
$5 million, $2.5 million and $7.5 million, respectively in Fund II. James E. Rohr, President of PNC Bank Corp., is a member of the Company's Board of Directors.

  Pursuant to a written agreement with another subsidiary, the Company furnishes consulting services which the subsidiary in turn furnishes to CHS I on arm's-length terms and conditions, except that no fee is paid for the services of Richard P. Simmons, who is primarily responsible for such consultations, or James L. Murdy, the Company's Senior Vice President-Finance and Chief Financial Officer. A similar agreement is expected to be made with respect to CHS II. Messrs. Simmons and Murdy continue to perform their existing duties as officers and directors of the Company, except that Mr. Simmons may spend up to 20 percent of his time advising the general partners of Fund I and Fund II.
Richard P. Simmons also serves as a member of an Advisory Boards of Fund I and Fund II.

  The Company retained the law firm of Kirkpatrick & Lockhart to perform services for the Company during fiscal years 1993 and 1994. Charles J. Queenan, Jr., a member of the Company's Board of Directors, is a member of that law firm. See ``Compensation Committee Interlocks and Insider Participation.''

                             FINANCIAL STATEMENTS

  Consolidated financial statements of the Company are included in its Annual Report to Shareholders for fiscal year 1993. ADDITIONAL COPIES OF THE FINANCIAL STATEMENTS AND OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, WITHOUT EXHIBITS, MAY BE OBTAINED WITHOUT CHARGE FROM THE SECRETARY AT 1000 SIX PPG PLACE, PITTSBURGH, PENNSYLVANIA 15222-5479. Financial statements are also on file with the Securities and Exchange Commission, Washington, D.C., and the New York Stock Exchange.
                                       31

                1995 ANNUAL MEETING AND SHAREHOLDER PROPOSALS

  The 1995 Annual Meeting of Shareholders is tentatively scheduled for May 19, 1995. Proposals of shareholders intended to be presented at the 1995 Annual
Meeting of Shareholders must be received no later than November   , 1994 for
inclusion in the Proxy Statement and proxy card for that meeting.


                                         By order of the Board of Directors
                                                    JON D. WALTON
                                           Vice President-General Counsel
                                                    and Secretary

Dated: March   , 1994

                                   EXHIBIT A

            PROPOSED AMENDMENT OF RESTATED ARTICLES OF INCORPORATION

The first paragraph and Section A of Article Fifth of the Company's Restated Articles of Incorporation shall be amended to read as follows:

     FIFTH: The aggregate number of shares which the Corporation shall have the authority to issue is Three Hundred Million (300,000,000) shares, as follows:

      A. Two Hundred Fifty Million (250,000,000) shares of Common Stock, of the par value of 10 cents ($0.10) per share.

           Except for and subject to those rights as may be expressly granted to the holders of Preferred Stock pursuant to the authority vested by these Articles of Incorporation in the Board of Directors of the Corporation, or except as may be provided by the laws of the Commonwealth of Pennsylvania, the holders of Common Stock shall have exclusively all rights of shareholders.

                                   EXHIBIT B

                          ALLEGHENY LUDLUM CORPORATION
                      STOCK ACQUISITION AND RETENTION PLAN

ARTICLE I. PURPOSE AND ADOPTION OF THE PLAN

          1.01 PURPOSE. The purpose of the Allegheny Ludlum Corporation Stock Acquisition and Retention Plan is to assist the Corporation (as hereinafter defined) in retaining and motivating selected key management employees who will contribute to the Corporation's success. The Plan encourages eligible employees to hold a proprietary interest in the Corporation by offering them an opportunity to receive grants of restricted shares of Stock (as hereinafter defined) which, in accordance with the terms and conditions set forth below, will vest only if the employees retain, for a specified period of time, ownership of (i) shares of Stock purchased pursuant to this Plan or (ii) already-owned shares of Stock which such employees identify as being subject to this Plan. Awards under the Plan will act as an incentive to participating employees to achieve long-term objectives which will inure to the benefit of all shareholders of the Corporation.

          1.02 ADOPTION AND EFFECTIVE DATE. The Plan has been approved by the Board subject to the approval of the Corporation's shareholders at the 1994 annual meeting of shareholders. The Plan will be approved and become effective if at such meeting a quorum is present and the votes of the holders of a majority of the securities of the Corporation present or represented at such meeting and entitled to vote with respect to the Plan shall be cast in favor of its approval.

ARTICLE II. DEFINITIONS

     For purposes of this Plan, the capitalized terms set forth below shall have the following meanings:

          2.01 AWARD AGREEMENT means a written agreement between the Corporation and a Participant or a written acknowledgment from the Corporation specifically setting forth the terms and conditions of an award of Restricted Stock granted to a Participant pursuant to Article VII of the Plan.

          2.02 BOARD means the Board of Directors of the Corporation.

          2.03 BUSINESS DAY means any day on which the New York Stock Exchange shall be open for trading.

          2.04 CAUSE means a determination by the Committee that a Participant has engaged in conduct that is dishonest or illegal, involves moral turpitude or jeopardizes the Corporation's right to operate its business in the manner in which it is now operated.

          2.05 CHANGE IN CONTROL means any of the events set forth below:

             (a) The acquisition in one or more transactions, other than from the Corporation, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of Corporation Voting Securities in excess of 30% of the Corporation Voting Securities unless such acquisition has been approved by the Board; or

             (b) Any election has occurred of persons to the Board that causes two-thirds of the Board to consist of persons other than (i) persons who were members of the Board on August 1, 1993
                                      B-1
        and (ii) persons who were nominated for election as members of the Board at a time when two-thirds of the of Board consisted of persons who were members of the Board on August 1, 1993; provided, however, that any person nominated for election by the Board at a time when at least two-thirds of the members of the Board were persons described in clauses
        (i) and/or (ii) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (i); or

             (c) Approval by the shareholders of the Corporation of a reorganization, merger or consolidation, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Stock and Corporation Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Stock and Corporation Voting Securities immediately prior to such reorganization, merger of consolidation, as the case may be; or

             (d) Approval by the shareholders of the Corporation of (i) a complete liquidation or dissolution of the Corporation or (ii) a sale or other disposition of all or substantially all the assets of the Corporation.

          2.06 COMMITTEE means the Personnel and Compensation Committee of the Board.

          2.07 CORPORATION means Allegheny Ludlum Corporation, a Pennsylvania corporation, and its successors.

          2.08 CORPORATION VOTING SECURITIES means the combined voting power of all outstanding voting securities of the Corporation entitled to vote generally in the election of the Board.

          2.09 DATE OF GRANT means the date as of which an award of Restricted Stock is granted in accordance with Article VII.

          2.10 DESIGNATED STOCK means shares of Stock already owned by a Participant that the Participant identifies as being subject to the Plan, thereby triggering the grant of Restricted Stock to such Participant pursuant to Article VII.

          2.11 DESIGNATION NOTICE means a written notice, in a form acceptable to the Committee, by which a Participant designates previously-acquired shares of Stock as Designated Stock.

          2.12 DISABILITY means any physical or mental injury or disease of a permanent nature which renders a Participant incapable of meeting the requirements of the employment performed by such Participant immediately prior to the commencement of such disability. The determination of whether a Participant is disabled shall be made by the Committee in its sole and absolute discretion. Notwithstanding the foregoing, if a Participant's employment by the Corporation terminates by reason of a disability, as defined in an Employment Agreement between such Participant and the Corporation, such Participant shall be deemed to be disabled for purposes of the Plan.

          2.13 EFFECTIVE DATE means the date as of which the Plan shall become effective, as determined in accordance with Section 1.02.

          2.14 EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

          2.15 FAIR MARKET VALUE means, as of any given date, the average of the high and low trading prices of the Stock on such date as reported on the New York Stock Exchange or, if the Stock is not then traded on the New York Stock Exchange, on such other national securities exchange on which the Stock is admitted to trade, or, if none, on the National Association of Securities Dealers Automated Quotation System if the Stock is admitted for quotation thereon; provided, however, if there were no sales reported as of such date, Fair Market Value shall be computed as of the last date preceding such date on which a sale was reported; provided, further, that if any such exchange or quotation system is closed on any day on which Fair Market Value is to be determined, Fair Market Value shall be determined as of the first date immediately preceding such date on which such exchange or quotation system was open for trading.

          2.16 OUTSTANDING STOCK means, at any time, the issued and outstanding Stock.

          2.17 PARTICIPANT means any person selected by the Committee, pursuant to Section 5.01, as eligible to participate under the Plan.

          2.18 PERMITTED TRANSFEREE means a Participant's spouse, or (by blood, adoption or marriage) parent, child, stepchild, descendant or sibling, or the estate, any guardian, custodian, conservator or committee of, or any trust for the benefit of, the Participant or any of the foregoing persons.

          2.19 PLAN means the Allegheny Ludlum Corporation Stock Acquisition and Retention Plan, as the same may be amended from time to time.

          2.20 PLAN YEAR means each of the one-year periods commencing on the Effective Date and the first four anniversaries thereof.

          2.21 PURCHASE AMOUNT means the dollar amount that a Participant specifies in a Purchase Notice with respect to a particular Purchase Date.

          2.22 PURCHASE DATE means, with respect to any Window Period, the Business Day immediately following the last day of the Window Period.

          2.23 PURCHASED STOCK means Stock purchased by a Participant pursuant to Article VI, which triggers the grant of Restricted Stock to such Participant pursuant to Article VII.

          2.24 PURCHASE LOAN means a loan provided to a Participant by the Corporation to facilitate the Participant's purchase of Stock pursuant hereto.

          2.25 PURCHASE NOTICE means a written notice, in a form acceptable to the Committee, by which a Participant may elect to purchase Stock as of a Purchase Date in accordance with Section 6.01.

          2.26 RELATED STOCK means, with respect to any share of Restricted Stock, the two shares of Purchased Stock or Designated Stock, as the case may be, which entitle such Participant to receive such share of Restricted Stock pursuant to Article VII.

          2.27 RESTRICTED STOCK means shares of Stock awarded to a Participant subject to restrictions as described in Article VII.

          2.28 STOCK means the common stock, par value $0.10 per share, of the Corporation.

          2.29 WINDOW PERIOD means each of the four (4) periods in each year consisting of the ten (10) consecutive Business Days beginning on the third
     (3rd) Business Day following the release by the Corporation of its quarterly or annual summary statements of sales and earnings and ending on the twelfth (12th) Business Day following such date.

ARTICLE III. ADMINISTRATION

     The Plan shall be administered by the Committee which shall have exclusive and final authority and discretion in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole and absolute authority and discretion to interpret the Plan, to establish and modify administrative rules for the Plan, to select, in accordance with Section 5.01, the persons who will be Participants hereunder, to impose such conditions and restrictions as it determines appropriate and to take such other actions and makes such other determinations in connection with the Plan as it may deem necessary or advisable.

ARTICLE IV. STOCK ISSUABLE UNDER THE PLAN

          4.01 NUMBER OF SHARES OF STOCK ISSUABLE. Subject to adjustments as provided in Section 8.03, the maximum number of shares of Stock available for issuance under the Plan shall be 1 million. The Stock to be offered under the Plan shall be authorized and unissued Stock, or Stock which shall have been reacquired by the Corporation and held in its treasury.

          4.02 SHARES SUBJECT TO TERMINATED AWARDS. Shares of Stock forfeited as provided in Section 7.02 may again be issued under the Plan.

ARTICLE V. PARTICIPATION

          5.01 DESIGNATION OF PARTICIPANTS. Participants in the Plan shall be such officers of the Corporation at the level of Vice President or higher as the Committee, in its sole discretion, may designate as eligible to participate in the Plan. Prior to the commencement of each Plan Year during the term of this Plan, the Committee shall designate the Participants who are eligible to participate in the Plan during such Plan Year; provided, however, that with respect to the initial Plan Year of the Plan, such designations shall be made no later than thirty (30) days following the Effective Date. The Committee's designation of a Participant with respect to any Plan Year shall not require the Committee to designate such person as a Participant with respect to any other Plan Year. The Committee shall consider such factors as it deems pertinent in selecting Participants. The Committee shall promptly provide to each person selected as a Participant written notice of such selection. The designation of a person as a Participant with respect to a Plan Year shall permit such person to elect to to submit one or more Purchase Notices and/or Designation Notices during such Plan Year irrespective of whether, in the case of Purchase Notices, the applicable Purchase Date(s) fall within such Plan Year.

          5.02 PARTICIPANT ELECTIONS. A person who is designated as a Participant in accordance with Section 5.01 shall be entitled to purchase Stock by delivering one or more Purchase Notices in accordance with Article VI, and such Stock purchases shall result in the award of Restricted Stock to such Participant in accordance with Article VII. In addition, a Participant shall be entitled to designate as Designated Stock, in one or more Designation Notices delivered to the Corporation
                                      B-4
     at any time during a Plan Year, any even number of shares of Stock then owned by the Participant, other than shares of Purchased Stock, shares of Stock credited to the Participant's account under the Allegheny Ludlum Corporation Retirement Savings Plan (RSP) and shares of Stock subject to outstanding and as yet unexercised stock options. Such designation of shares as Designated Stock shall result in the award of Restricted Stock to the Participant in accordance with Article VII. The sum of (i) the aggregate Purchase Amounts elected by a Participant pursuant to one or more Purchase Notices submitted within any one Plan Year and (ii) the Fair Market Value of the Designated Stock designated by the Participant pursuant to one or more Designation Notices submitted within such Plan Year (such Fair Market Value being determined as of the date the applicable Designation Notice is delivered), shall not exceed such Participant's gross annual salary as in effect on the first day of such Plan Year.

ARTICLE VI. STOCK PURCHASES

          6.01 STOCK PURCHASE ELECTIONS. A Participant shall have the right to purchase Stock in accordance with the terms of this Article VI. A Participant may elect to purchase Stock under this Plan by delivering to the Corporation a Purchase Notice and cash and/or a promissory note executed by the participant in an amount equal to purchase price designated in such Participant's Purchase Notice. Such Purchase Notice shall set forth, among other things, the Purchase Amount elected by the Participant. Such promissory note, which shall evidence such Participant's Purchase Loan in accordance with Section 6.03, shall be in a principal amount equal to the Purchase Amount designated in such Participant's Purchase Notice and shall by its terms become effective as of the applicable Purchase Date. All elections under this Section 6.01 shall be irrevocable. If an election is submitted during a Window Period, such election shall take effect as of the Purchase Date immediately following the close of such Window Period. If an election is not submitted during a Window Period, such election shall take effect as of the first Purchase Date which occurs at least six (6) months after the date the election is submitted.

          6.02 ISSUANCE OF AND PAYMENT FOR STOCK. As of each Purchase Date, the Corporation shall credit to each Participant the number of shares of Purchased Stock purchased pursuant to the Purchase Notice submitted by such Participant. The number of shares of Purchased Stock to be so credited shall be determined by dividing the Purchase Amount designated by such Participant in his or her Purchase Notice by a purchase price per share equal to the average Fair Market Value during the Window Period. As of any Purchase Date, only an even number of shares of Purchased Stock can be purchased by a Participant and in no event shall the Corporation be required to issue fractional shares. The Purchase Amount elected by a Participant, and the principal amount of the related promissory note, shall be automatically reduced (and if the entire Purchase Amount is paid in cash, cash shall be returned to the Participant) to the minimum extent necessary in order that an even number of whole shares of Purchased Stock is credited to such Participant as of the Purchase Date. The purchase price for shares of Purchased Stock credited to a Participant as of a Purchase Date shall be paid in cash and/or by means of a Purchase Loan made by the Corporation to the Participant in accordance with Section 6.03. The Participant shall have all of the rights of a shareholder with respect to the shares of Purchased Stock credited to him under this Section 6.02 including, but not limited to, the right to vote such shares and the right to receive dividends (or dividend equivalents) paid with respect to such shares.

          6.03 TERMS OF PURCHASE LOAN

             (a) Purchase Loan. The promissory note delivered to the Corporation by a Participant in accordance with Section 6.01 shall evidence a Purchase Loan in principal amount equal to such Participant's Purchase Amount reduced by the amount of cash paid, if any. Unless the Committee shall otherwise determine prior to the applicable Purchase Date, each Purchase Loan shall have a term not to exceed ten years, and be secured by the shares of Purchased Stock acquired with such Purchase Loan.

             (b) Interest on Purchase Loan. Until the Participant's Purchase Loan is paid in full, or otherwise satisfied or discharged in full, interest on the outstanding balance of the Purchase Loan shall accrue at a fixed rate per annum equal to the lesser of the following rates, determined as of the applicable Purchase Date, as certified by the Treasurer of the Corporation: (i) the average annual borrowing rate of the Corporation and (ii) the prime lending rate of PNC Bank, National Association; provided, however, that in no event shall such interest rate be less than the minimum rate required to avoid imputed interest under the applicable provisions of the Internal Revenue Code of 1986.

             (c) Repayment of Purchase Loan. No principal or interest payments with respect to a Purchase Loan shall be required prior to the fifth anniversary of the date such Purchase Loan is made; provided, however, that prior to such fifth anniversary, cash dividends on shares of Purchased Stock held as security for such Purchase Loan, and on the related shares of Restricted Stock, shall be applied to pay accrued interest on the Purchase Loan (any non-cash dividends shall remain as part of the collateral securing such Purchase Loan). After such fifth anniversary, level monthly payments of principal and accrued interest with respect to a Purchase Loan shall be required for the remaining term thereof. Unless otherwise determined by the Committee, all outstanding principal and interest on a Participant's Purchase Loan shall be immediately due and payable in full upon termination of the Participant's employment with the Corporation and its affiliates. All or any portion of the principal and/or interest due under a Purchase Loan may, at the election of the Participant, be paid by the delivery to the Corporation by the Participant of whole shares of Stock, other than shares of Designated Stock and Purchased Stock, shares of Stock credited to the Participant's account under the Allegheny Ludlum Corporation Retirement Savings Plan (RSP) and shares of Stock subject to outstanding and as yet unexercised stock options. For purposes of the immediately preceding sentence, shares of Stock shall be valued at the Fair Market Value of such shares on the Business Day immediately preceding the date such shares are delivered to the Corporation.

             (d) Other Terms. The promissory notes evidencing the Purchase Loans shall contain such other terms and conditions as the Committee may determine, including, without limitation, any special terms relating to the retirement of a Participant prior to the expiration of the term of one or more Purchase Loans.

          6.04 STOCK CERTIFICATES. As promptly as administratively feasible after each Purchase Date, the Corporation shall deliver to each Participant one or more stock certificates for the number of shares of Stock purchased by such Participant as of such Purchase Date in accordance with this
     Article VI. The Participant shall then deliver certificates representing a number of shares with a value equal to the principal amount of the Purchase Loan to the Corporation in pledge for the related Purchase Loan along with an executed security agreement in such form as the Committee
                                      B-6
     shall specify. Upon satisfaction in full of the Purchase Loan, the certificates shall be delivered to the Participant free and clear of any restrictions except for any restrictions that may be imposed by law.

ARTICLE VII. RESTRICTED STOCK

          7.01 RESTRICTED STOCK AWARDS. As of each Purchase Date, there shall automatically be granted to any Participant who purchases Purchased Stock as of such Purchase Date pursuant to Article VI an award of one share of Restricted Stock for each two shares of Purchased Stock. The Purchase Date shall be the Date of Grant of such Restricted Stock. As of any date that a Participant delivers a Designation Notice to the Corporation, in accordance with Section 5.02, designating shares of Stock as Designated Stock, there shall automatically be granted to such Participant an award of one share of Restricted Stock for each two shares of Designated Stock. The date of delivery of such Designation Notice shall be the Date of Grant of such Restricted Stock. The terms of all such Restricted Stock awards shall be set forth in an Award Agreement between the Corporation and the Participant which shall contain such forfeiture periods and conditions, restrictions and other provisions, not inconsistent with this Plan, as shall be determined by the Committee.

             (a) Issuance of Restricted Stock. As soon as practicable after the Date of Grant of Restricted Stock, the Corporation shall cause to be transferred on the books of the Corporation shares of Stock, registered on behalf of the Participant, evidencing such Restricted Stock, but subject to forfeiture to the Corporation retroactive to the Date of Grant if an Award Agreement delivered to the Participant by the Corporation with respect to the Restricted Stock is not duly executed by the Participant and timely returned to the Corporation. Until the lapse or release of all restrictions applicable to an award of Restricted Stock, the stock certificates representing such Restricted Stock shall be held in custody by the Corporation or its designee.

             (b) Shareholder Rights. Beginning on the Date of Grant of the Restricted Stock and subject to execution of the Award Agreement as provided in Section 7.01(a), the Participant shall become a shareholder of the Corporation with respect to all Stock subject to the Award Agreement and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such Stock and the right to receive dividends (or dividend equivalents) paid with respect to such Stock; provided, however, that any Stock distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock and shall be held as prescribed in
        Section 7.01(a).

             (c) Restriction on Transferability. None of the Restricted Stock may be assigned, transferred (other than by will or the laws of descent and distribution), pledged, sold or otherwise disposed of prior to lapse or release of the restrictions applicable thereto.

             (d) Delivery of Stock Upon Release of Restrictions. Upon expiration or earlier termination of the forfeiture period without a forfeiture, the satisfaction of the Purchase Loan, if any, for the Related Stock and the satisfaction of or release from any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Stock shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 8.02, the Corporation shall deliver to the Participant or, in case of the Participant's death, to the Participant's
                                      B-7
        legal representatives, one or more stock certificates for the appropriate number of shares of Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

          7.02 TERMS OF RESTRICTED STOCK.

             (a) Forfeiture of Restricted Stock. Subject to Section 7.02(b), all Restricted Stock shall be forfeited and returned to the Corporation and all rights of the Participant with respect to such Restricted Stock shall cease and terminate in their entirety if during the forfeiture period (i) the Participant transfers, sells or otherwise disposes of the Related Stock other than to a Permitted Transferee or in a transaction constituting a Change in Control or (ii) the employment of the Participant with the Corporation and its affiliates terminates for any reason or (iii) the Participant defaults on the Purchase Loan, if any, for the Related Stock. Unless the Committee, in its sole discretion, provides otherwise in the applicable Award Agreement, the forfeiture period for any shares of Restricted Stock shall be five years from the Date of Grant of such Restricted Stock. Notwithstanding the foregoing, in the event of the discharge by the Corporation of a Participant without Cause or termination of a Participant's employment by reason of death, Disability or retirement pursuant to the retirement policy of the Corporation, all forfeiture restrictions imposed on Restricted Stock shall immediately and fully lapse. In addition, upon the occurrence of a Change in Control, all forfeiture restrictions imposed on Restricted Stock shall immediately and fully lapse.

             (b) Waiver of Forfeiture Period. Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture conditions set forth in any Award Agreement under appropriate circumstances and subject to such terms and conditions (including forfeiture of a proportionate number of the shares of Restricted Stock) as the Committee may deem appropriate, provided that the Participant shall at that time have completed at least one year of employment after the Date of Grant.

ARTICLE VIII. MISCELLANEOUS

          8.01 LIMITATIONS ON TRANSFER. The rights and interest of a Participant under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution. During the lifetime of a Participant, only the Participant personally may exercise rights under the Plan.

          8.02 TAXES. The Corporation shall be entitled to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Corporation with respect to any Stock issuable under this Plan, or with respect to any income recognized upon the lapse of restrictions applicable to Restricted Stock, and the Corporation may defer issuance of Stock hereunder until and unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee or its delegate and shall be payable by the Participant at such time as the Committee determines. The Committee shall prescribe in each Award Agreement one or more methods by which the Participant will be permitted to satisfy his or her tax withholding obligation, which methods may include, without limitation, the payment of cash by the Participant to the Corporation and the withholding, at the appropriate time, of shares of Stock otherwise issuable to the Participant in a number sufficient, based upon the Fair Market Value of such Stock, to satisfy such tax withholding requirements. The Committee shall be authorized, in its sole discretion, to establish such rules and procedures relating to any such withholding methods
                                      B-8
     as it deems necessary or appropriate, including, without limitation, rules and procedures relating to elections by Participants who are subject to the provisions of Section 16 of the Exchange Act to have Stock withheld to meet such tax withholding obligations.

          8.03 ADJUSTMENTS TO REFLECT CAPITAL CHANGES. The amount and kind of Stock available for issuance under the Plan shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan. The Committee shall have the power and sole discretion to determine the nature and amount of the adjustment, if any, to be made pursuant to this Section 8.02.

          8.04 NO RIGHT TO AWARD; NO RIGHT TO EMPLOYMENT. No employee or other person shall have any claim of right to be permitted to participate or be granted an award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation.

          8.05 AWARDS NOT INCLUDABLE FOR BENEFIT PURPOSES. Income recognized by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974) or group insurance or other benefit plans applicable to the Participant which are maintained by the Corporation, except as may be provided under the terms of such plans or determined by resolution of the Board.

          8.06 GOVERNING LAW. The Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the Commonwealth of Pennsylvania other than the conflict of laws provisions of such laws, and shall be construed in accordance therewith.

          8.07 NO STRICT CONSTRUCTION. No rule of strict construction shall be implied against the Corporation, the Committee, or any other person in the interpretation of any of the terms of the Plan, any award granted under the Plan or any rule or procedure established by the Committee.

          8.08 CAPTIONS. The captions (i.e., all Section and subsection headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

          8.09 SEVERABILITY. Whenever possible, each provision in the Plan and every Award Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award Agreement shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every Award Agreement at shall remain in full force and effect.

          8.10 LEGENDS. All certificates for Stock delivered under the Plan shall be subject to such transfer restrictions set forth in the Plan and such other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities law, and the Committee may cause a legend or legends to be endorsed on any such certificates making appropriate references to such restrictions.

          8.11 AMENDMENT AND TERMINATION.

             (a) Amendment. The Board shall have complete power and authority to amend the Plan at any time it is deemed necessary or appropriate. No termination or amendment of the Plan may, without the consent of the Participant to whom any award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such award; provided, however, that the Committee may, in its sole discretion, make such provision in the Award Agreement for amendments which, in its sole discretion, it deems appropriate.

             (b) Termination. The Board shall have the right and the power to terminate the Plan at any time. Unless sooner terminated by action of the Board, the Plan shall automatically terminate, without further action of the Board or the Corporation's shareholders, on the fifth anniversary of the date the Plan is approved by the shareholders and becomes effective. No Designation Notice shall be effective, no Purchase Notice shall be valid for a Purchase Date that will occur, and no award shall be granted, under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such award to the same extent such award would have been exercisable had the Plan not terminated.

                          ALLEGHENY LUDLUM CORPORATION
                         PROXY FOR 1994 ANNUAL MEETING

 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALLEGHENY LUDLUM CORPORATION

The undersigned hereby appoints James L. Murdy, Jon D. Walton and Mary W. Snyder or any of them, each with power of substitution and revocation, proxies or proxy to vote all shares of Common Stock which the undersigned is entitled to vote with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Allegheny Ludlum Corporation on May 20, 1994, and any adjournments thereof, upon the matters set forth on the reverse of this card, and, in their discretion, upon such other matters as may properly come before such meeting.

SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THIS PROXY CARD AND TO RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED "FOR" ALL PROPOSALS.



                PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE.

(Continued from reverse side)
                          ALLEGHENY LUDLUM CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:

       A. ELECTION OF DIRECTORS.
  FOR all nominees         WITHHELD from
(except as indicated)      all nominees

        [ ]                     [ ]

A. Election of Arthur H. Aronson, W. Craig McClelland, Richard K. Pitler, James
E. Rohr and George W. Tippins as Class I directors.

(To withhold authority to vote for any nominee(s), write the name(s) of the nominee(s) in the space that follows:

______________________________________________________.)

B. APPROVAL OF ARTICLES AMENDMENT
Approval of amendment to Restated Articles of Incorporation to increase authorized shares of Common Stock.

FOR    AGAINST    ABSTAIN
[ ]      [ ]        [ ]

C. APPROVAL OF PLAN
Approval of Allegheny Ludlum Corporation Stock Acquisition and Retention Plan.

FOR    AGAINST    ABSTAIN
[ ]      [ ]        [ ]

D. SELECTION OF AUDITORS
Ratification of selection of Ernst & Young as independent auditors.

FOR    AGAINST    ABSTAIN
[ ]      [ ]        [ ]

DATE: ____________________________________________________________________, 1994

________________________________________________________________________________

________________________________________________________________________________
                           (Signature or Signatures)
Please sign EXACTLY as your name appears at the left. When signing as a fiduciary or corporate officer, give full title. For joint accounts, please furnish both signatures.